Exhibit 10.13

BLUE CROSS LICENSE AGREEMENT
(Includes revisions, if any, adopted by Member Plans through their November 21, 2014 meeting)

This agreement by and between Blue Cross and Blue Shield Association ("BCBSA") and The Blue Cross Plan, known as ________________ (the "Plan").

Preamble

WHEREAS, the Plan and/or its predecessor(s) in interest (collectively the "Plan") had the right to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") for health care plans in its service area, which was essentially local in nature;

WHEREAS, the Plan was desirous of assuring nationwide protection of the Licensed Marks, maintaining uniform quality controls among Plans, facilitating the provision of cost effective health care services to the public and otherwise benefiting the public;

WHEREAS, to better attain such ends, the Plan and the predecessor of BCBSA in 1972 simultaneously executed the BCA License Agreement (s) and the Ownership Agreement; and

WHEREAS, BCBSA and the Plan desire to supercede said Agreement(s) and to revise certain provisions of the Ownership Agreement to reflect their current practices and to assure the continued integrity of the Licensed Marks and of the BLUE CROSS system;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

1.    BCBSA hereby grants to the Plan, upon the terms and conditions of this License Agreement (“Agreement” or “Primary License Agreement”, the right to use BLUE CROSS in its trade and/or corporate name (the "Licensed Name"), and the right to use the Licensed Marks, in the sale, marketing and administration of health care plans and related services in the Service Area set forth and defined in paragraph 5 below. As used herein, health care plans and related services shall include acting as a nonprofit health care plan, a for-profit health care plan, or mutual health insurer operating on a not‑for‑profit or for-profit basis, under state law; financing access to health care services; when working with a bank that holds the relevant license to use the Licensed Name and Marks, offering: (i) tax-favored savings accounts for medical expenses and means for accessing such accounts, such as debit cards or checks, that are provided solely to support access to such tax-favored savings accounts, all pursuant to such license, or (ii) prepaid rewards cards that are provided for completion of a wellness program, all pursuant to such license; providing health care management and administration; administering, but not underwriting, non-health portions of Worker’s Compensation insurance; delivering health care services, except hospital services (as defined in the Guidelines to Membership Standards Applicable to Regular Members); and performing the Eligibility and Enrollment functions of HR administration for all benefit plans offered by a group account to its members, including benefit plans not provided by the Plan, provided that the Plan has contracted to provide Health Coverage under the Licensed Marks to the account (as the terms “Health Coverage,” “Eligibility” and “Enrollment” are defined in Exhibit 4, Paragraph 2.t.).

2.    The Plan may use the Licensed Marks and Name in connection with the offering of: i) health care plans and related services in the Service Area through Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1 hereto (the "Controlled Affiliate License Agreement"); and: ii) insurance coverages offered by life insurers under the applicable law in the Service Area, other than those which the Plan may offer in its own name, provided through Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1A hereto (the "Controlled Affiliate License Agreement Applicable to Life Insurance Companies") or the Agreement attached as Exhibit 1A1 hereto (the “Controlled Affiliate Trademark License Agreement for Life and Disability Insurance Products”) and further provided that the offering of such services does not and will not dilute or tarnish the unique value of the Licensed Marks and Name; and iii)administration and underwriting of Workers’ Compensation Insurance Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1 hereto (the “Controlled Affiliate License.”); and iv) regional Medicare Advantage PPO products in cooperation with one or more other Plans through jointly-held Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1B hereto (the “Controlled Affiliate License Agreement Applicable to Regional Medicare Advantage PPO Products”); and v) regional Medicare Part D Prescription Drug Plan products in cooperation with one or more other Plans through jointly-held Controlled Affiliates, provided that each such Controlled Affiliate is separately licensed to use the Licensed Marks and Name under the terms and conditions contained in the Agreement attached as Exhibit 1C hereto (the “Controlled Affiliate License Agreement Applicable to Regional Medicare Part D Prescription Drug Plan Products”). As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner that it is subject to the bona fide control of a Plan or Plans and, if the entity meets the standards of Paragraph 2a.B but not Paragraph2a.A, the entity, its owners, and persons

Amended as of September 19, 2014

with authority to select or appoint members or board members, other than a Plan or Plans, have received written approval of BCBSA. Absent written approval by BCBSA of an alternative method of control, bona fide control shall have the meaning set forth in Paragraphs 2a. and 2b.

2a. With respect to the Controlled Affiliate Licenses authorized in clauses i) through iii) of Paragraph 2, bona fide control shall mean that a Plan (the “Sponsoring Plan”) authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to this Primary License Agreement with BCBSA must have:

A.
The legal authority, directly or indirectly through wholly‑owned subsidiaries: (a) to select members of the Controlled Affiliate's governing body having more than 50% voting control thereof; (b) to exercise control over the policy and operations of the Controlled Affiliate; (c) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Sponsoring Plan does not concur. In addition, the Sponsoring Plan directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for‑profit Controlled Affiliate; or

B.        The legal authority directly or indirectly through wholly-owned subsidiaries (a) to select members of the Controlled Affiliate's governing body having not less than 50% voting control thereof; (b) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Sponsoring Plan does not concur; (c) to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Sponsoring Plan. Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by the Sponsoring Plan before the Controlled Affiliate can:

1. Change its legal and/or trade name;

2. Change the geographic area in which it operates;

3. Change any of the types of businesses in which it engages;

4. Create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

5. Sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

6. Make any loans or advances except in the ordinary course of business;

Amended as of September 19, 2014

7. Enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners of the Controlled Affiliate or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Sponsoring Plan or other Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

8.	Conduct any business other than under the Licensed Marks and Name;

9. Take any action that the Sponsoring Plan or BCBSA reasonably believes will adversely affect the Licensed Marks or Names.

In addition, the Sponsoring Plan directly or indirectly through wholly owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate; or

C.
With respect to a Controlled Affiliate that is 100% controlled by Plans including the Sponsoring Plan and which offers solely Medicaid products and services, the legal authority together with such other Plans (a) to select all members of the Controlled Affiliate’s governing body; (b) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate; (c) to exercise control over the policy and operations of the Controlled Affiliate. In addition, the Sponsoring Plan and such other Plans shall own 100% of any for-profit Controlled Affiliate, with the Sponsoring Plan and such other Plans each having an ownership interest. Such 100% control and ownership by Plans shall be direct or, if indirect, solely through affiliates that are licensed to use marks owned by BCBSA. Further, the Sponsoring Plan and such other Plans shall execute the “Addendum to Controlled Affiliate License” attached as Exhibit B to Exhibit 1 attached hereto.

    2b.     With respect to the Controlled Affiliate License Agreements authorized in clauses iv) and v) of Paragraph 2, bona fide control shall mean that the Controlled Affiliate is organized and operated in such a manner that it meets the following requirements:

A.    The Controlled Affiliate is owned or controlled by two or more Plans authorized to use the Licensed Marks pursuant to this License Agreement     with BCBSA (for purposes of this subparagraph A. through subparagraph C., the “Controlling Plans”); and
Amended as of September 19, 2014

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B.    Each Controlling Plan is authorized pursuant to this Agreement to use the     Licensed Marks in a geographic area in the Region (as that term is defined in such Controlled Affiliate License Agreements) and every     geographic area in the Region is so licensed to at least one of the Controlling Plans; and

C.
The Controlling Plans must have the legal authority directly or indirectly through wholly-owned subsidiaries (a) to select members of the Controlled Affiliate’s governing body having not less than 100% voting control thereof; (b) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plans do not concur; and (c) to exercise control over the policy and operations of the Controlled Affiliate. Notwithstanding anything to the contrary in (a) through (c) of this subparagraph E., the Controlled Affiliate’s establishing or governing documents must also require written approval by each of the Controlling Plans before the Controlled Affiliate can:

1.	Change its legal and/or trade names;

2.
Change the geographic area in which it operates (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

3.
Change any of the type(s) of businesses in which it engages (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

4.	Take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Controlling Plans directly or indirectly through wholly-owned subsidiaries shall own 100% of any for-profit Controlled Affiliate.

Amended as of June 19, 2014

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3.    With respect to a Controlled Affiliate that is not licensed to use the Licensed Marks and Name, the Plan may, in communications that contain the Licensed Marks or Name, indicate its corporate relationship to the Affiliate and permit such Affiliate to indicate its corporate relationship to the Plan, solely in the circumstances, style and manner specified by BCBSA from time‑to‑time in regulations of general application consistent with the avoidance of confusion or mistake or the dilution or tarnishment of the Licensed Marks and Name. No rights are hereby created in any Controlled Affiliate to use the Licensed Marks or Name in its own name or otherwise.

4.    The Plan recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Plan further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide. The Plan agrees (a) to maintain in good standing its membership in BCBSA; (b) promptly to pay its dues to BCBSA, said dues to represent the royalties for this License Agreement; (c) materially to comply with all applicable laws; (d) to comply with the Membership Standards Applicable to Regular Members of BCBSA, a current copy of which is attached as Exhibit 2 hereto; and (e) reasonably to permit BCBSA, upon a written, good faith request and during reasonable business hours, to inspect the Plan's books and records necessary to ascertain compliance herewith. As to other Plans and third parties, BCBSA shall maintain the confidentiality of all documents and information furnished by the Plan pursuant hereto, or pursuant to the Membership Standards, and clearly designated by the Plan as containing proprietary information of the Plan.

5.    The rights hereby granted are exclusive to the Plan within the geographical area(s) served by the Plan on June 30, 1972, and/or as to which the Plan has been granted a subsequent license, which is hereby defined as the "Service Area," except that BCBSA reserves the right to use the Licensed Marks in said Service Area, and except to the extent that said Service Area may overlap areas served by one or more other licensed Blue Cross Plans as of said date or subsequent license, as to which overlapping areas the rights hereby granted are nonexclusive as to such other Plan or Plans only.

Amended as of June 19, 2014

6.     Except as expressly provided by BCBSA with respect to National Accounts, Government Programs and certain other necessary and collateral uses, the current rules and regulations governing which are attached as Exhibit 3 and Exhibit 4 hereto, and are contained in other documents referenced herein, or as expressly provided herein, the Plan may not use the Licensed Marks and Name outside the Service Area or in connection with other goods and services, nor may the Plan use the Licensed Marks or Name in a manner which is intended to transfer in the Service Area the goodwill associated therewith to another mark or name. Nothing herein shall be construed to prevent the Plan from engaging in lawful activity anywhere under other marks and names not confusingly similar to the Licensed Marks and Name, provided that engaging in such activity does and will not dilute or tarnish the unique value of the Licensed Marks and Name. In addition to any and all remedies available hereunder, BCBSA may impose monetary fines on the Plan for the Plan’s use of the Licensed Marks and Names outside the Service Area, and provided that the procedure used in imposing a fine is consistent with procedures specifically prescribed by BCBSA from time to time in regulations of general application. In the case of regional Medicare Advantage PPO and regional Medicare Part D Prescription Drug Plan products offered by consenting and participating Plans in a region that includes the Service Areas, or portions thereof, of more than one Plan, such fine may be imposed jointly on the consenting and participating Plans for use of the Licensed Marks and Name in any geographic area of the region in which a Plan having exclusive rights to the Licensed Marks and Name does not consent to and participate in such offering, provided that the basis for imposition of such fine is consistent with rules specifically prescribed by BCBSA from time to time in regulations of general application.

7.    The Plan agrees that it will display the Licensed Marks and Name only in such form, style and manner as shall be specifically prescribed by BCBSA from time‑to‑time in regulations of general application in order to prevent impairment of the distinctiveness of the Licensed Marks and Name and the goodwill pertaining thereto. The Plan shall cause to appear on all materials on or in connection with which the Licensed Marks or Name are used such legends, markings and notices as BCBSA may reasonably request in order to give appropriate notice of service mark or other proprietary rights therein or pertaining thereto.

8.    BCBSA agrees that: (a) it will not grant any other license effective during the term of this License Agreement for the use of the Licensed Marks or Name which is inconsistent with the rights granted to the Plan hereunder; and (b) it will not itself use the Licensed Marks in derogation of the rights of the Plan or in a manner to deprive the Plan of the full benefits of this License Agreement, provided that BCBSA shall have the right to use the Licensed Marks in conjunction with any national offering under the Federal Employees Health Benefits Program in the manner set forth in Exhibit 4, Paragraph 4 (including subparagraphs) to this License Agreement. The Plan agrees that it will not attack the title of BCBSA in and to the Licensed Marks or Name or attack the validity of the Licensed Marks or of this License Agreement. The Plan further agrees that all use by it of the Licensed Marks and Name or any similar mark or name shall inure to the benefit of BCBSA, and the Plan shall cooperate with BCBSA in effectuating the assignment to BCBSA of any service mark or trademark registrations of the Licensed Marks or any similar mark or name held by the Plan or a Controlled Affiliate of the Plan, all or any portion of which registration consists of the Licensed Marks.
Amended as of November 16, 2006
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9.     (a). Should the Plan fail to comply with the provisions of paragraphs 2‑4, 6, 7 and/or 12, and not cure such failure within thirty (30) days of receiving written notice thereof (or commence curing such failure within such thirty day period and continue diligent efforts to complete the curing of such failure if such curing cannot reasonably be completed within such thirty day period), BCBSA shall have the right to issue a notice that the Plan is in a state of noncompliance. Except as to the termination of a Plan's License Agreement or the merger of two or more Plans, disputes as to noncompliance, and all other disputes between or among BCBSA, the Plan, other Plans and/or Controlled Affiliates, shall be submitted promptly to mediation and mandatory dispute resolution pursuant to the rules and regulations of BCBSA, a current copy of which is attached as Exhibit 5 hereto, and shall be timely presented and resolved. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. If a state of noncompliance as aforesaid is undisputed by the Plan or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the License Agreement. Except, however, as provided in paragraphs 9(d)(iii), 15(a)(i)-(viii), and 15(a)(x) below, no Plan's license to use the Licensed Marks and Name may be finally terminated for any reason without the affirmative vote of three‑fourths of the Plans and three‑fourths of the total then current weighted vote of all the Plans.

(b). Notwithstanding any other provision of this License Agreement, a Plan's license to use the Licensed Marks and Name may be forthwith terminated by the affirmative vote of three‑fourths of the Plans and three‑fourths of the total then current weighted vote of all the Plans at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to Member Plans for: (i) failure to comply with any minimum capital or liquidity requirement under the Membership Standard on Financial Responsibility; or (ii) impending financial insolvency; or (iii) the pendency of any action instituted against the Plan seeking its dissolution or liquidation or its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property of business, unless this License Agreement has been earlier terminated under paragraph 15(a); or (iv) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans and/or the Licensed Marks.

Amended as of March 16, 2006

(c). To the extent not otherwise provided therein, neither: (i) the Membership Standards Applicable to Regular Members of BCBSA; nor (ii) the rules and regulations governing Government Programs and certain other uses; nor (iii) the rules and regulations governing mediation and mandatory dispute resolution, may be amended unless and until each such amendment is first adopted by the affirmative vote of three‑fourths of the Plans and of three‑fourths of the total then current weighted vote of all the Plans. The rules and regulations governing National Accounts and other national programs required by the Membership Standards Applicable to Regular Members of BCBSA (Exhibit 2) are contained, in addition to those set forth in Exhibit 3, in the following documents, as amended from time to time: (1) the Inter-Plan Programs Policies and Provisions; (2) Inter-Plan Medicare Advantage Program Policies and Provisions. The voting requirements specified in rules and regulations governing such national programs may not be amended unless and until each such amendment is first adopted by the affirmative vote of three-fourths of the Plans and of three-fourths of the total then current weighted vote of all the Plans.

Amended as of November 21, 2014

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(d). The Plan may operate as a for-profit company on the following conditions:

(i)        The Plan shall discharge all responsibilities which it has to the Association and to other Plans by virtue of this Agreement and the Plan's membership in BCBSA.

(ii)        The Plan shall not use the licensed Marks and Name, or any derivative thereof, as part of its legal name or any symbol used to identify the Plan in any securities market. The Plan shall use the licensed Marks and Name as part of its trade name within its service area for the sale, marketing and administration of health care and related services in the service area.

(iii)    The Plan's license to use the Licensed Marks and Name shall automatically terminate effective: (a) thirty days after the Plan knows, or there is an SEC filing indicating that, any Institutional Investor, has become the Beneficial Owner of securities representing 10% or more of the voting power of the Plan (“Excess Institutional Voter”), unless such Excess Institutional Voter shall cease to be an Excess Institutional Voter prior to such automatic termination becoming effective; (b) thirty days after the Plan knows, or there is an SEC filing indicating that, any Noninstitutional Investor has become the Beneficial Owner of securities representing 5% or more of the voting power of the Plan (“Excess Noninstitutional Voter”) unless such Excess Noninstitutional Voter shall cease to be an Excess Noninstitutional Voter prior to such automatic termination becoming effective; (c) thirty days after the Plan knows, or there is an SEC filing indicating that, any Person has become the Beneficial Owner of 20% or more of the Plan’s then outstanding common stock or other equity securities which (either by themselves or in combination) represent an ownership interest of 20% or more pursuant to determinations made under paragraph 9(d)(iv) below (“Excess Owner”), unless such Excess Owner shall cease to be an Excess Owner prior to such automatic termination becoming effective; (d) ten business days after individuals who at the time the Plan went public constituted the Board of Directors of the Plan (together with any new directors whose election to the Board was approved by a vote of 2/3 of the directors then still in office who were directors at the time the Plan went public or whose election or nomination was previously so approved) (the "Continuing Directors") cease for any reason to constitute a majority of the Board of Directors; or (e) ten business days after the Plan consolidates with or merges with or into any person or conveys, assigns, transfers or sells all or substantially all of its assets to any person other than a merger in which the Plan is the surviving entity and immediately after which merger, no person is an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner: provided that, if requested by the affected Plan in a writing received by BCBSA prior to such automatic termination becoming effective, the provisions of this paragraph 9(d)(iii) may be waived, in whole or in part,

Amended as of September 17, 1997

upon the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. Any waiver so granted may be conditioned upon such additional requirements (including but not limited to imposing new and independent grounds for termination of this License) as shall be approved by the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. If a timely waiver request is received, no automatic termination shall become effective until the later of: (1) the conclusion of the applicable time period specified in paragraphs 9(d)(iii)(a)-(d) above, or (2) the conclusion of the first Member Plan meeting after receipt of such a waiver request.

In the event that the Plan's license to use the Licensed Marks and Name is terminated pursuant to this Paragraph 9(d)(iii), the license may be reinstated in BCBSA’s sole discretion if, within 30 days of the date of such termination, the Plan demonstrates that the Person referred to in clause (a), (b) or (c) of the preceding paragraph is no longer an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner.

(iv) The Plan shall not issue any class or series of security other than (i) shares of common stock having identical terms or options or derivatives of such common stock, (ii) non-voting, non-convertible debt securities or (iii) such other securities as the Plan may approve, provided that BCBSA receives notice at least thirty days prior to the issuance of such securities, including a description of the terms for such securities, and BCBSA shall have the authority to determine how such other securities will be counted in determining whether any Person is an Excess Institutional Voter, Excess Noninstitutional Voter or an Excess Owner.

(v) For purposes of paragraph 9(d)(iii), the following definitions shall apply:

(a)    "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on November 17, 1993 (the "Exchange Act").

(b)    A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

(i)    which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

Amended as of September 17, 1997
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(ii)     which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)     which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of any securities of the Plan.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Plan, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(c)    A Person shall be deemed an “Institutional Investor” if (but only if) such Person (i) is an entity or group identified in the SEC’s Rule 13d-1(b)(1)(ii) as constituted on June 1, 1997, and (ii) every filing made by such Person with the SEC under Regulation 13D-G (or any successor Regulation) with respect to such Person’s Beneficial Ownership of Plan securities shall have contained a certification identical to the one required by item 10 of SEC Schedule 13G as constituted on June 1, 1997.

(d)    “Noninstitutional Investor” means any Person who is not an Institutional Investor.

(e)    "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

Amended as of September 17, 1997

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10. This License Agreement shall remain in effect: (a) until terminated as provided herein; or (b) until this and all such other License Agreements are terminated by the affirmative vote of three‑fourths of the Plans and three‑fourths of the total then current weighted vote of all the Plans; or (c) until termination of aforesaid Ownership Agreement; or (d) until terminated by the Plan upon eighteen (18) months written notice to BCBSA or upon a shorter notice period approved by BCBSA in writing at its sole discretion.

11. Except as otherwise provided in paragraph 15 below or by the affirmative vote of three‑fourths of the Plans and three‑fourths of the total then current weighted vote of all the Plans, or unless this and all such other License Agreements are simultaneously terminated by force of law, the termination of this License Agreement for any reason whatsoever shall cause the reversion to BCBSA of all rights in and to the Licensed Marks and Name, and the Plan agrees that it will promptly discontinue all use of the Licensed Marks and Name, will not use them thereafter, and will promptly, upon written notice from BCBSA, change its corporate name so as to eliminate the Licensed Name therefrom.

12. The license hereby granted to Plan to use the Licensed Marks and Name is and shall be personal to the Plan so licensed and shall not be assignable by any act of the Plan, directly or indirectly, without the written consent of BCBSA. Said license shall not be assignable by operation of law, nor shall Plan mortgage or part with possession or control of this license or any right hereunder, and the Plan shall have no right to grant any sublicense to use the Licensed Marks and Name.

13. BCBSA shall maintain appropriate service mark registrations of the Licensed Marks and BCBSA shall take such lawful steps and proceedings as may be necessary or proper to prevent use of the Licensed Marks by any person who is not authorized to use the same. Any actions or proceedings undertaken by BCBSA under the provisions of this paragraph shall be at BCBSA's sole cost and expense. BCBSA shall have the sole right to determine whether or not any legal action shall be taken on account of unauthorized use of the Licensed Marks, such right not to be unreasonably exercised. The Plan shall report any unlawful usage of the Licensed Marks to BCBSA in writing and agrees, free of charge, to cooperate fully with BCBSA's program of enforcing and protecting the service mark rights, trade name rights and other rights in the Licensed Marks.

14.    The Plan hereby agrees to save, defend, indemnify and hold BCBSA and any other Plan(s) harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise as a result of the activities of the Plan or of any hospital, medical group, clinic or other provider of health services that is owned or controlled directly or indirectly by Plan. BCBSA hereby agrees to save, defend, indemnify and hold the Plan and any other Plan(s) harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise exclusively and directly as a result of the activities of BCBSA.

Amended as of June 21, 2012

15.     (a). This Agreement shall automatically terminate upon the occurrence of any of the following events: (i) a voluntary petition shall be filed by the Plan or by BCBSA seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against the Plan or BCBSA seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by the Plan or BCBSA or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Plan or BCBSA respectively, or (iii) an order for relief is entered against the Plan or BCBSA in any case under the bankruptcy laws of the United States, or the Plan or BCBSA is adjudged bankrupt or insolvent (as that term is defined in the Uniform Commercial Code as enacted in the state of Illinois) by any court of competent jurisdiction, or (iv) the Plan or BCBSA makes a general assignment of its assets for the benefit of creditors, or (v) any government or any government official, office, agency, branch, or unit assumes control of the Plan or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by the Plan or BCBSA seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted by any governmental entity or officer against the Plan or BCBSA seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by the Plan or BCBSA or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Plan or BCBSA respectively, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association’s Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of the Plan's or BCBSA's property or business is appointed, or the Plan or BCBSA is ordered dissolved or liquidated, or (ix) the Plan shall fail to pay its dues and shall not cure such failure within thirty (30) days of receiving written notice thereof, or (x) if, due to regulatory action, the Plan together with any applicable Controlled Affiliate becomes unable to do business using the Names and Marks in any State or portion thereof included in its Service Area, provided that: (i) automatic termination shall not occur prior to the exhaustion by any such Plan of its rights to appeal or challenge such regulatory action; and (ii) in the event the Plan is licensed to do business using the Names and Marks in multiple States or portions of States, the termination of its License Agreement shall be solely limited to the State(s) or portions thereof in which the regulatory action applies. By not appealing or challenging such regulatory action within the time prescribed by law or regulation, and in any event no later than 120 days after such action is taken, a Plan shall be deemed to have exhausted its rights to appeal or challenge, and automatic termination shall proceed.

Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Plan’s or BCBSA’s property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 15(a)(vii) and (viii) of this Agreement.

Amended as of September 14, 2004

-7a-

(b).    BCBSA, or the Plans (as provided and in addition to the rights conferred in Paragraph 10(b) above), may terminate this Agreement immediately upon written notice upon the occurrence of either of the following events: (a) the Plan or BCBSA becomes insolvent (as that term is defined in the Uniform Commercial Code enacted in the state of Illinois), or (b) any final judgment against the Plan or BCBSA remains unsatisfied or unbonded of record for a period of sixty (60) days or longer.

(c).        If this License Agreement is terminated as to BCBSA for any reason stated in subparagraphs 15(a) and (b) above, the ownership of the Licensed Marks shall revert to each of the Plans as provided in the Ownership Agreement.

(d).     Upon termination of this License Agreement or any Controlled Affiliate License Agreement of a Larger Controlled Affiliate, as defined in Exhibit 1 to this License Agreement, the following conditions shall apply, except that, in the event of a partial termination of this Agreement pursuant to Paragraph 15 (a)(x)(ii) of this Agreement, the notices, national account listing, payment and audit right listed below shall be applicable solely with respect to the geographic area for which the Plan’s license to use the Licensed Names and Marks is terminated:

(i)    The terminated entity shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the terminated entity or its Controlled Affiliates under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA, subject to any conflicting state law and state regulatory requirements. This notice shall be mailed within 15 days after termination or, if termination is pursuant to paragraph 10(d) of this Agreement, within 15 days after the written notice to BCBSA described in paragraph 10(d).

(ii)    The terminated entity shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the terminated entity is involved (in a Control, Participating or Servicing capacity), identifying the national account and the terminated entity's role therein. For those accounts where the terminated entity is the Control Plan, the Plan must also indicate the Participating and Servicing Plans in the national account syndicate.

Amended as of June 16, 2005

(iii)    Unless the cause of termination is an event stated in paragraph 15(a) or (b) above respecting BCBSA, the Plan and its Licensed Controlled Affiliates shall be jointly liable for payment to BCBSA of an amount equal to the Re-Establishment Fee (described below) multiplied by the number of Licensed Enrollees of the terminated entity and its Licensed Controlled Affiliates; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the Re-Establishment Fee shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the terminated entity and its Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area. The Re-Establishment Fee shall be indexed to a base fee of $80. The Re-Establishment Fee through December 31, 2005 shall be $80. The Re-Establishment Fee for calendar years after December 31, 2005 shall be adjusted on January 1 of each calendar year up to and including January 1, 2010 and shall be the base fee multiplied by 100% plus the cumulative percentage increase or decrease in the Plans’ gross administrative expense (standard BCBSA definition) per Licensed Enrollee since December 31, 2004. The adjustment shall end on January 1, 2011, at which time the Re-Establishment Fee shall be fixed at the then-current amount and no longer automatically adjusted. For example, if the Plans’ gross administrative expense per Licensed Enrollee was $278.60, $285.00 and $290.00 for calendar year end 2004, 2005 and 2006, respectively, the January 1, 2007 Re-Establishment Fee would be $83.27 (100% of the base fee plus $1.84 for calendar year 2005 and $1.43 for calendar year 2006). Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (a) the end of the last fiscal year of the terminated entity which ended prior to termination or (b) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph (d)(iii) shall be due only to the extent that, in BCBSA's

Amended as of June 16, 2005

-8a-

opinion, it does not cause the net worth of the Plan to fall below 100% of the Health Risk-Based Capital formula or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this sub paragraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans), measured as of the date of termination and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plan or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage.
At least 50% of the Re-Establishment Fee shall be awarded to the Plan (or Plans) that receive the new license(s) for the service area(s) at issue; provided, however, that such award shall not become due or payable until all disputes, if any, regarding the amount of and BCBSA’s right to such Re-Establishment Fee have been finally resolved; and provided further that the award shall be based on the final amount actually received by BCBSA. The Board of Directors shall adopt a resolution which it may amend from time to time that shall govern BCBSA’s use of its portion of the award. In the event that the terminated entity’s license is reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, BCBSA shall reimburse the
Plan (and/or its Licensed Controlled Affiliates, as the case may be) for payments made under this subparagraph only to the extent that such payments exceed the amounts due to BCBSA pursuant to subparagraph 15(d)(vi) and any costs associated with reestablishing the Service Area, including any payments made by BCBSA to a Plan or Plans (or their Licensed Controlled Affiliates) for purposes of replacing the terminated entity.

(iv)	The terminated entity shall comply with all financial settlement procedures set forth in BCBSA’s License Termination Contingency Plan, as amended from time

Amended as of June 16, 2005

-8b-

to time and shall work diligently and in good faith with BCBSA, any Alternative Control Licensee or Replacement Licensee and any existing or potential new account for Blue-branded products and services to minimize the disruption of termination, and honor, to the fullest extent possible, the desire of accounts to continue to receive or obtain Blue-branded products and services through a new Licensee (“Transition”). Such diligence and good faith on the part of the terminated entity shall include, but not be limited to: (a) working cooperatively with BCBSA to protect the Names and Marks from potential harm; (b) cooperating with BCBSA’s use of the Names and Marks in the terminated entity’s former service area during the termination and Transition; (c) transmitting, upon the request of an existing Blue account or of BCBSA with consent and on behalf of an existing Blue account, all member and account-data relating to the Federal Employee Program to BCBSA, and all member and account data relating to other programs to an Alternative Control Licensee or Replacement Licensee; (d) working with BCBSA and the Alternative Control or Replacement Licensee with respect to potential new Blue accounts headquartered in the terminated entity’s former service area; (e) continuing to service Blue accounts during the Transition; (f) continuing to comply with National Programs, Federal Employee Program and NASCO policies and procedures and all voluntary BCBSA programs, policies and performance standards, such as Away From Home Care, including being responsible for payment of all penalties for non-compliance duly levied in conformity with the License Agreements, Membership Standards, or the Federal Employee Program agreements, that may arise during the Transition; (g) maintaining and providing access to its provider networks, as defined by Federal Employee Program agreements and National Account Program Policies and Provisions, and Inter-Plan Programs Policies and Provisions, and making those networks and discounts available to members and providers who participate in National Programs and the Federal Employee Program during the Transition; (h) maintaining its technical connections and processing capabilities during the Transition; and (i) working diligently to conclude all financial settlements and account reconciliations as negotiated in the termination transition agreement.

Amended as of November 16, 2006
-8c-

(v)
Notwithstanding any other provision in this Agreement, BCBSA shall have the right, with the approval of its Board of Directors, to assess additional fines against the terminated entity during the Transition in the event it fails to maintain and provide access to provider networks as defined by Federal Employee Program agreements, National Account Program Policies and Provisions, and Inter-Plan Programs Policies and Provisions, and/or pass on applicable discounts. Such fines shall be in addition to any other assessments, fees or liquidated damages payable herein, or under existing policies and programs and shall be imposed to make whole BCBSA and/or the Plans. Terminated entity shall pay any such fines to BCBSA no later than 30 days after they are approved by the Board of Directors.

(vi)    BCBSA shall have the right to examine and audit and/or hire at terminated entity’s expense a third-party auditor to examine and audit the books and records of the terminated entity and its Licensed Controlled Affiliates to verify compliance with the terms and requirements this paragraph 15(d).

(vii)    Subsequent to termination of this Agreement, the terminated entity and its affiliates, agents, and employees shall have an ongoing and continuing obligation to protect all BCBSA and Blue Licensee data that was acquired or accessed during the period this Agreement was in force, including but not limited to all confidential processes, pricing, provider, discount and other strategic and competitively sensitive information (“Blue Information”) from disclosure, and shall not, either alone or with another entity, disclose such Blue Information or use it in any manner to compete without the express written permission of BCBSA.

(viii)    As to a breach of 15 (d) (i), (ii), (iii), (iv), (vi), or (vii) the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 15 (d) (i), (ii), (iv), (vi), or (vii) by the Plan, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

Amended as of November 16, 2006

-8d-

(ix)
In the event that the terminated entity’s license is reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, the Plan and its Licensed Controlled Affiliates shall be jointly liable for reimbursing BCBSA the reasonable costs incurred by BCBSA in connection with the termination and the reinstatement or court action, and any associated legal proceedings, including but not limited to: outside legal fees, consulting fees, public relations fees, advertising costs, and costs incurred to develop, lease or establish an interim provider network. Any amount due to BCBSA under this subparagraph may be waived in whole or in part by the BCBSA Board of Directors in its sole discretion.

(e).    BCBSA shall be entitled to enjoin the Plan or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this License Agreement unless the License Agreement has been terminated pursuant to paragraph 10 (d) of this Agreement upon the required six (6) month written notice.

(f).    BCBSA acknowledges that it is not the owner of assets of the Plan.

Amended as of June 16, 2005

-8e-

16.    This Agreement supersedes any and all other agreements between the parties with respect to the subject matter herein, and contains all of the covenants and agreements of the parties as to the licensing of the Licensed Marks and Name. This Agreement may be amended only by the affirmative vote of three‑fourths of the Plans and three‑fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

17.    If any provision or any part of any provision of this Agreement is judicially declared unlawful, each and every other provision, or any part of any provision, shall continue in full force and effect notwithstanding such judicial declaration.

18.    No waiver by BCBSA or the Plan of any breach or default in performance on the part of BCBSA or the Plan or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

19a.    All notices provided for hereunder shall be in writing and shall be sent in duplicate by regular mail to BCBSA or the Plan at the address currently published for each by BCBSA and shall be marked respectively to the attention of the President and, if any, the General Counsel, of BCBSA or the Plan.

Amended as of November 20, 1997

-8f-

19b.    Except as provided in paragraphs 9(b), 9(d)(iii), 15(a), and 15(b) above, this Agreement may be terminated for a breach only upon at least 30 days’ written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Member Plans.

19c.    For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with 0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.

-8g-

Amended as of June 16, 2005

(The next page is page 9)

20.        Nothing herein contained shall be construed to constitute the parties hereto as partners or joint venturers, or either as the agent of the other, and Plan shall have no right to bind or obligate BCBSA in any way, nor shall it represent that it has any right to do so. BCBSA shall have no liability to third parties with respect to any aspect of the business, activities, operations, products, or services of the Plan.

21.        This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed, effective as of the date of last signature written below.

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By

Title

Date

PLAN:

By

Title

Date

EXHIBIT 1
BLUE CROSS
CONTROLLED AFFILIATE LICENSE AGREEMENT
(Includes revisions adopted by Member Plans through their November 21, 2014 meeting)

This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and _______ (“Controlled Affiliate"), a Controlled Affiliate of the Blue Cross Plan, known as _________ ("Plan" or “Sponsoring Plan”), which is also a Party signatory hereto.

WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

WHEREAS, Plan and Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name");

NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    GRANT OF LICENSE

Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with: (i) health care plans and related services, as defined in BCBSA's License Agreement with Plan, and administering the non-health portion of workers’ compensation insurance, and (ii) underwriting the indemnity portion of workers’ compensation insurance, provided that Controlled Affiliate’s total premium revenue comprises less than 15 percent of the Sponsoring Plan’s net subscription revenue.

This grant of rights is non-exclusive and is limited to the Service Area served by the Plan. Controlled Affiliate may use the Licensed Marks and Name in its legal name on the following conditions: (i) the legal name must be approved in advance, in writing, by BCBSA; (ii) Controlled Affiliate shall not do business outside the Service Area under any name or mark; and (iii) Controlled Affiliate shall not use the Licensed Marks and Name, or any derivative thereof, as part of any name or symbol used to identify itself in any securities market. Controlled Affiliate may use the Licensed Marks and Name in its Trade Name only with the prior, written, consent of BCBSA.

2.    QUALITY CONTROL

A.    Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.
Amended as of September 19, 2014

B.    Controlled Affiliate agrees to comply with all applicable federal, state and local laws.

C.    Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report or reports to Plan and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

D.    Controlled Affiliate agrees that Plan and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

E.    As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that the Sponsoring Plan has:

(1)    The legal authority directly or indirectly through wholly-owned subsidiaries:

(a)    to select members of the Controlled Affiliate’s governing body having not less than 50% voting control thereof; and

(b)    to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Sponsoring Plan does not concur; and

(c)    to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Sponsoring Plan; and

Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by the Sponsoring Plan before the Controlled Affiliate can:

(i)	change its legal and/or trade names;

(ii)	change the geographic area in which it operates;

(iii)	change any of the type(s) of businesses in which it engages;

Amended September 19, 2014

(iv)	create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business;

(v)	sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced;

(vi)	make any loans or advances except in the ordinary course of business;

(vii)
enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Sponsoring Plan or other Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate);

(viii)	conduct any business other than under the Licensed Marks and Name;

(ix)	take any action that the Sponsoring Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Sponsoring Plan directly or indirectly through wholly owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

Or

(2)    the legal authority directly or indirectly through wholly-owned subsidiaries:

(a)	to select members of the Controlled Affiliate’s governing body having more than 50% voting control thereof and to:

(b)	to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Sponsoring Plan does not concur; and

(c)	to exercise control over the policy and operations of the Controlled Affiliate.

In addition, the Sponsoring Plan directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.

Or
(3)    With respect to a Controlled Affiliate that is 100% controlled by Plans including the Sponsoring Plan and which offers solely Medicaid products and services, the legal authority together with such other Plans:

Amended as of September 19, 2014

(a)	to select all members of the Controlled Affiliate’s governing body; and

(b)	to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate; and

(c)	to exercise control over the policy and operations of the Controlled Affiliate.

In addition, the Sponsoring Plan and such other Plans shall own 100% of any for-profit Controlled Affiliate, with the Sponsoring Plan and such other Plans each having an ownership interest. Such control and ownership by Plans must be direct or, if indirect, solely through affiliates that are licensed to use marks owned by BCBSA. Further, the Sponsoring Plan and such other Plans shall execute the Addendum to Controlled Affiliate License attached hereto as Exhibit B.

3.    SERVICE MARK USE

A.    Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within its Service Area may affect the value of the Licensed Marks and Name nationwide.

B.    Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.

C.    Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Service Area the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

D.    If Controlled Affiliate meets the standards of 2E(1) but not 2E(2) above and any of Controlled Affiliate's advertising or promotional material is reasonably determined by BCBSA and/or the Plan to be in contravention of rules and regulations governing the use of the Licensed Marks and Name, Controlled Affiliate shall for ninety (90) days thereafter obtain prior approval from BCBSA of advertising and promotional efforts using the Licensed Marks and Name, approval or disapproval thereof to be forthcoming within five (5) business days of receipt of same by BCBSA or its designee. In all advertising and promotional efforts, Controlled Affiliate shall observe the Service Area limitations applicable to Plan.

E.    Notwithstanding any other provision in the Plan’s License Agreement with BCBSA or in this Agreement, Controlled Affiliate shall use its best efforts to promote and build the value of the Licensed Marks and Name.
Amended September 19, 2014

4.    SUBLICENSING AND ASSIGNMENT

    Controlled Affiliate shall not, directly or indirectly, sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

5.    INFRINGEMENT

Controlled Affiliate shall promptly notify Plan and Plan shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

6.    LIABILITY INDEMNIFICATION

Controlled Affiliate and Plan hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to: (i) Controlled Affiliate's rendering of services under the Licensed Marks and Name; or (ii) the activities of any hospital, medical group, clinic or other provider of health services that is owned or controlled directly or indirectly by Plan or Controlled Affiliate.

7.    LICENSE TERM

A.    Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

B.    This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that: (i) the Plan ceases to be authorized to use the Licensed Marks and Name; or (ii) pursuant to Paragraph 15(a)(x) of the Blue Cross License Agreement the Plan ceases to be authorized to use the Licensed Names and Marks in the geographic area served by the Controlled Affiliate provided, however, that if the Controlled Affiliate is serving more than one State or portions thereof, the termination of this Agreement shall be limited to the State(s) or portions thereof in which the Plan’s license to use the Licensed Marks and Names is terminated. By not appealing or challenging such regulatory action within the time prescribed by law or regulation, and in any event no later than 120 days after such action is taken, a Plan shall be deemed to have exhausted its rights to appeal or challenge, and automatic termination shall proceed.

Amended as of June 21, 2012

C.     Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Plan or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice to the Plan advising of the specific matters at issue and granting the Plan an opportunity to be heard and to present its response to the Board for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this Agreement; or (2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or (4) for a Smaller Controlled Affiliate (as defined in Exhibit A), failure to comply with any of the applicable requirements of Standards 2, 3, 4, 5 or 7 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(e); or (6) failure by a Controlled Affiliate that meets the standards of 2E(1) but not 2E(2) above to obtain BCBSA's written consent to a change in the identity of any owner, in the extent of ownership, or in the identity of any person or entity with the authority to select or appoint members or board members, provided that as to publicly traded Controlled Affiliates this provision shall apply only if the change affects a person or entity that owns at least 5% of the Controlled Affiliate's stock before or after the change; or (7) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans, any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.

D.    Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Plan shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between BCBSA, the Plan and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

E.    This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

(1)    Controlled Affiliate shall no longer comply with item 2(E) above;

(2)    Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

(3)    Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) any government or any government official, office, agency, branch, or unit assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association’s Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate's property or business is appointed or the Controlled Affiliate is ordered dissolved or liquidated. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Controlled Affiliate’s property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(e)(3)(vii) and (viii) of this Agreement

Amended as of March 18, 2004

F.    Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name.

G.    Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and, if directed by the Association’s Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

H.    In the event this Agreement terminates pursuant to 7(b) hereof, or in the event the Controlled Affiliate is a Larger Controlled Affiliate (as defined in Exhibit A), upon termination of this Agreement, the provisions of Paragraph 7.G. shall not apply and the following provisions shall apply, except that, in the event of a partial termination of this Agreement pursuant to Paragraph 7(B)(ii) of this Agreement, the notices, national account listing, payment, and audit right listed below shall be applicable solely with respect to the geographic area for which the Plan’s license to use the Licensed Names and Marks is terminated:

(1)    The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA, subject to any conflicting state law and state regulatory requirements. This notice shall be mailed within 15 days after termination.

(2)    The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate’s role therein.

(3)    Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan’s license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for payment to BCBSA of an amount equal to the Re-Establishment Fee (desribed below) multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any other Plan is permitted by BCBSA to use marks or names licensed by BCBSA in the Service Area established by this Agreement, the Re-Establishment Fee shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates and the denominator of which is the total number of Licensed Enrollees in the Service Area.

Amended as of June 16, 2005

The Re-Establishment Fee shall be indexed to a base fee of $80. The Re-Establishment Fee through December 31, 2005 shall be $80. The Re-establishment Fee for calendar years after December 31, 2005 shall be adjusted on January 1 of each calendar year up to and including January 1, 2010 and shall be the base fee multiplied by 100% plus the cumulative percentage increase or decrease in the Plans’ gross administrative expense (standard BCBSA definition) per Licensed Enrollee since December 31, 2004. The adjustment shall end on January 1, 2011, at which time the Re-Establishment Fee shall be fixed at the then-current amount and no longer automatically adjusted. For example, if the Plans’ gross administrative expense per Licensed Enrollee was $278.60, $285.00 and $290.00 for calendar year end 2004, 2005 and 2006, respectively, the January 1, 2007 Re-Establishment Fee would be $83.27 (100% of base fee plus $1.84 for calendar year 2005 and $1.43 for calendar year 2006). Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA’s opinion, it does not cause the net worth of the Controlled Affiliate, the Plan or any other Licensed Controlled Affiliates of the Plan to fall below 100% of the Health Risk-Based Capital formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this sub paragraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans); measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plans or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage. At least 50% of the Re-Establishment Fee shall be awarded to the Plan (or Plans) that receive the new license(s) for the service area(s) at issue; provided, however, that such award shall not become due or payable until all disputes, if any, regarding the amount of and BCBSA’s right to such Re-Establishment Fee have been finally resolved; and provided further that the award shall be based on the final amount actually received by BCBSA. The Board of Directors shall adopt a resolution which it may amend from time to time that shall govern BCBSA’s use of its portion of the award. In the event that the Controlled Affiliate’s license is reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, BCBSA shall reimburse the Controlled Affiliate (and/or the Plan or its other Licensed Controlled Affiliates, as the case may be) for payments made under this subparagraph 7.H.(3) only to the extent that such payments exceed the amounts due to BCBSA pursuant to paragraph 7.M. and

Amended as of June 16, 2005

any costs associated with reestablishing the Service Area, including payments made by BCBSA to a Plan or Plans (or their Licensed Controlled Affiliates) for purposes of replacing the Controlled Affiliate.

(4)    BCBSA shall have the right to examine and audit and/or hire at terminated entity’s expense a third party auditor to examine and audit the books and records of the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan to verify compliance with this paragraph 7.H.

(5)    Subsequent to termination of this Agreement, the terminated entity and its affiliates, agents, and employees shall have an ongoing and continuing obligation to protect all BCBSA and Blue Licensee data that was acquired or accessed during the period this Agreement was in force, including but not limited to all confidential processes, pricing, provider, discount and other strategic and competitively sensitive information (“Blue Information”) from disclosure, and shall not, either alone or with another entity, disclose such Blue Information or use it in any manner to compete without the express written permission of BCBSA.

(6)    As to a breach of 7.H.(1), (2), (3), (4) or (5) the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

I.    This Agreement shall remain in effect until terminated by the Controlled Affiliate or the Plan upon not less than eighteen (18) months written notice to the Association or upon a shorter notice period approved by BCBSA in writing at its sole discretion, or until terminated as otherwise provided herein. The Plan’s right to terminate without cause upon such notice is unfettered and may be exercised in the Plan’s sole discretion.

J.    In the event the Controlled Affiliate is a Smaller Controlled Affiliate (as defined in Exhibit A), the Controlled Affiliate agrees to be jointly liable for the amount described in H.3. and M. hereof upon termination of the BCBSA license agreement of any Larger Controlled Affiliate of the Plan.

K.    BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless the Plan’s license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of the Plan’s license agreement upon the required 6 month written notice.

L.    BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.

M.    In the event that the Plan has more than 50 percent voting control of the Controlled Affiliate under Paragraph 2(E)(2) above and is a Larger Controlled Affiliate (as defined in Exhibit A), then the vote called for in Paragraphs 7(C) and 7(D) above shall require the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans.
Amended as of September 19, 2014

N.    In the event this Agreement terminates and is subsequently reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, the Controlled Affiliate, the Plan, and any other Licensed Controlled Affiliates of the Plan shall be jointly liable for reimbursing BCBSA the reasonable costs incurred by BCBSA in connection with the termination and the reinstatement or court action, and any associated legal proceedings, including but not limited to: outside legal fees, consulting fees, public relations fees, advertising costs, and costs incurred to develop, lease or establish an interim provider network. Any amount due to BCBSA under this subparagraph may be waived in whole or in part by the BCBSA Board of Directors in its sole discretion.

8.    DISPUTE RESOLUTION

The parties agree that any disputes between them or between or among either of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Cross and Blue Cross Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of Plan's License from BCBSA to use the Licensed Marks and Name as Exhibit 5 as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

9.    LICENSE FEE

Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit C.

10.    JOINT VENTURE

Nothing contained in the Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.

Amended as of September 19, 2014

11.    NOTICES AND CORRESPONDENCE

Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

12.    COMPLETE AGREEMENT

This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

13.    SEVERABILITY

If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

14.    NONWAIVER

No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

14A.    VOTING

For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with 0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.

Amended as of June 16, 2005

THIS PAGE IS INTENTIONALLY BLANK.

15.    GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

16.    HEADINGS

The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.

Controlled Affiliate:

By:

Date:____________________________________

Plan:

By:

Date:____________________________________

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:______________________________________

Date:____________________________________

EXHIBIT A

CONTROLLED AFFILIATE LICENSE STANDARDS
November 2014
PREAMBLE

For purposes of definition:

A "smaller Controlled Affiliate:" (1) comprises less than fifteen percent (15%) of Sponsoring Plan's and its licensed Controlled Affiliates' total member enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed);* or (2) underwrites the indemnity portion of workers’ compensation insurance and has total premium revenue less than 15 percent of the Sponsoring Plan’s net subscription revenue.

A "larger Controlled Affiliate" comprises fifteen percent (15%) or more of Sponsoring Plan's and its licensed Controlled Affiliates' total member enrollment (as reported on the BCBSA Quarterly Enrollment Report, excluding rider and freestanding coverage, and treating an entity seeking licensure as licensed.)*

Changes in Controlled Affiliate status:

If any Controlled Affiliate's status changes regarding: its Plan ownership level, its risk acceptance or direct delivery of medical care, the Controlled Affiliate shall notify BCBSA within thirty (30) days of such occurrence in writing and come into compliance with the applicable standards within six (6) months.

If a smaller Controlled Affiliate’s health and workers’ compensation administration business reaches or surpasses fifteen percent (15%) of the total member enrollment of the Sponsoring Plan and licensed Controlled Affiliates, the Controlled Affiliate shall:

Amended as of September 19, 2014

EXHIBIT A (continued)

1.
Within thirty (30) days, notify BCBSA of this fact in writing, including evidence that the Controlled Affiliate meets the minimum liquidity and capital (BCBSA “Health Risk-Based Capital (HRBC)” as defined by the NAIC and state-established minimum reserve) requirements of the larger Controlled Affiliate Financial Responsibility standard; and

2.	Within six (6) months after reaching or surpassing the fifteen percent (15%) threshold, demonstrate compliance with all license requirements for a larger Controlled Affiliate.

If a Controlled Affiliate that underwrites the indemnity portion of workers’ compensation insurance receives a change in rating or proposed change in rating, the Controlled Affiliate shall notify BCBSA within 30 days of notification by the external rating agency.

*For purposes of this calculation,

The numerator equals:

Applicant Controlled Affiliate's member enrollment, as defined in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

The denominator equals:

Numerator PLUS Sponsoring Plan and all other licensed Controlled Affiliates' member enrollment, as reported in BCBSA's Quarterly Enrollment Report (excluding rider and freestanding coverage).

Amended as of September 19, 2002

EXHIBIT A (continued)

STANDARDS FOR LICENSED CONTROLLED AFFILIATES
Each licensed controlled affiliate shall be subject to certain standards as determined below:
1.    What percent of the licensed controlled affiliate is controlled by the Sponsoring Plan and other Plans?

More than 50% by Sponsoring Plan ò Standard 1A, 4	50% by Sponsoring Plan ò Standard 1B, 4	100% Plan control but less than 50% Sponsoring Plan Control and its offers solely Medicaid products and services ò Standard1(C)
IN ADDITION,
2.    Is risk being assumed?

	Yes		No
÷	ò	ø	÷	ò
Controlled Affiliate underwrites any indemnity portion of workers’ compensation insurance ò Standards 7A-7E, 11
Controlled Affiliate comprises < 15% of total member enrollment of Sponsoring Plan and its licensed affiliates, and does not underwrite the indemnity portion of workers’ compensation insurance
ò

Standard 2 (Guidelines 1.1,1.2) and Standard 11

Controlled Affiliate comprises > 15% of total member enrollment of Sponsoring Plan and its licensed affiliates, and does not underwrite the indemnity portion of workers’ compensation insurance
ò

Standard 6H
			Controlled Affiliate comprises < 15% of total member enrollment of Sponsoring Plan and its licensed affiliates ò Standard 2 (Guidelines 1.1,1.3) and Standard 11	Controlled Affiliate comprises > 15% of total member enrollment of Sponsoring Plan and its licensed affiliates ò Standard 6H
IN ADDITION,
3.    Is medical care being directly provided?

Yes ò Standard 3A	No ò Standard 3B
IN ADDITION,
4.    If the controlled affiliate has health or workers’ compensation administration business, does such business comprise 15% or more of the total member enrollment of Plan and its licensed controlled affiliates?

Yes		No
ò	÷	÷	ø
Standards 6A-6J	Controlled Affiliate is not a former primary licensee and is not subject to Standard 1(C)	Controlled Affiliate is a former primary licensee	Controlled Affiliate is not a former primary licensee and is subject to Standard 1(C)
	ò	ò	ò
	Standards 5,8,9B,10,11	Standards 5,8,9A,11	Standards 5,8,9B,11

EXHIBIT A (continued)

Standard 1 - Organization and Governance

1A.) The Standard for more than 50% Plan control is:

A Controlled Affiliate shall be organized and operated in such a manner that a Plan authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to the separate Primary License Agreement with BCBSA, (the “Sponsoring Plan”), has the legal authority, directly or indirectly through wholly-owned subsidiaries: 1) to select members of the Controlled Affiliate’s governing body having more than 50% voting control thereof; and 2) to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Sponsoring Plan does not concur; and 3) to exercise control over the policy and operations of the Controlled Affiliate. In addition, the Sponsoring Plan directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.

1B.)	The Standard for 50% Plan control is:

A Controlled Affiliate shall be organized and operated in such a manner that a Plan authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to the separate Primary License Agreement with BCBSA, (the “Sponsoring Plan”), has the legal authority, directly or indirectly through wholly-owned subsidiaries:

1)	to select members of the Controlled Affiliate’s governing body having not less than 50% voting control thereof; and

2)	to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Sponsoring Plan does not concur; and

3)	to exercise control over the policy and operations of the Controlled Affiliate at least equal to that exercised by persons or entities (jointly or individually) other than the Sponsoring Plan.

Amended as of September 19, 2014

EXHIBIT A (continued)

Notwithstanding anything to the contrary in 1) through 3) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by Sponsoring Plan before the Controlled Affiliate can:

o    change the geographic area in which it operates

o    change its legal and/or trade names

o    change any of the types of businesses in which it engages

o    create, or become liable for by way of guarantee, any indebtedness, other than indebtedness arising in the ordinary course of business

o    sell any assets, except for sales in the ordinary course of business or sales of equipment no longer useful or being replaced

o    make any loans or advances except in the ordinary course of business

o    enter into any arrangement or agreement with any party directly or indirectly affiliated with any of the owners or persons or entities with the authority to select or appoint members or board members of the Controlled Affiliate, other than the Sponsoring Plan or other Plans (excluding owners of stock holdings of under 5% in a publicly traded Controlled Affiliate)

o    conduct any business other than under the Licensed Marks and Name

o    take any action that the Sponsoring Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Sponsoring Plan directly or indirectly through wholly-owned subsidiaries shall own at least 50% of any for-profit Controlled Affiliate.

1C.)    The Standard for 100% Plan control but less than 50% Sponsoring Plan Control:

A Controlled Affiliate shall be organized and operated in such a manner that (i) it offers solely Medicaid products and services; and (ii) a Plan authorized to use the Licensed Marks in the Service Area of the Controlled Affiliate pursuant to the separate Primary License Agreement with BCBSA (the “Sponsoring Plan,) has the legal authority together with Other Plans:
Amended September 19, 2014

1)	to select all members of the Controlled Affiliate’s governing body; and

2)	to prevent any change in the articles of incorporation, bylaws, or other establishing or governing documents of the Controlled Affiliate; and

3)	to exercise control over the policy and operations of the Controlled Affiliate.

In addition, the Sponsoring Plan and such other Plans shall own 100% of any for-profit Controlled Affiliate, with the Sponsoring Plan and such other Plans each having an ownership interest. Such 100% control and ownership by Plans shall be direct or, if indirect, solely through affiliates that are licensed to use marks owned by BCBSA. Further, the Sponsoring Plan and such other Plans shall execute the Addendum to Controlled Affiliate License.

Amended September 19, 2014

EXHIBIT A (continued)

Standard 2 - Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers. If a risk-assuming Controlled Affiliate ceases operations for any reason, Blue Cross and/or Blue Cross Plan coverage will be offered to all Controlled Affiliate subscribers without exclusions, limitations or conditions based on health status. If a nonrisk-assuming Controlled Affiliate ceases operations for any reason, Sponsoring Plan will provide for services to its customers. The requirements of the preceding two sentences shall apply to all lines of business unless a line of business is specially exempted from the requirement(s) by the BCBSA Board of Directors.

Standard 3 - State Licensure/Certification

3A.)	The Standard for a Controlled Affiliate that employs, owns or contracts on a substantially exclusive basis for medical services is:

A Controlled Affiliate shall maintain unimpaired licensure or certification for its medical care providers to operate under applicable state laws.

3B.)	The Standard for a Controlled Affiliate that does not employ, own or contract on a substantially exclusive basis for medical services is:

A Controlled Affiliate shall maintain unimpaired licensure or certification to operate under applicable state laws.

Standard 4 - Certain Disclosures

A Controlled Affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of 1) the structure of the Blue Cross and Blue Shield System; and 2) the independent nature of every licensee; and 3) the Controlled Affiliate's financial condition.

Amended as of September 19, 2014

EXHIBIT A (continued)

Standard 5 - Reports and Records for Certain Smaller Controlled Affiliates

For a smaller Controlled Affiliate that does not underwrite the indemnity portion of workers’ compensation insurance, the Standard is:

A Controlled Affiliate and/or its Sponsoring licensed Plan shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and Controlled Affiliate.

Standard 6 - Other Standards for Larger Controlled Affiliates

Standards 6(A) - (I) that follow apply to larger Controlled Affiliates.

Standard 6(A): Board of Directors

A Controlled Affiliate Governing Board shall act in the interest of its Corporation in providing cost-effective health care services to its customers. A Controlled Affiliate shall maintain a governing Board, which shall control the Controlled Affiliate, composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.

Standard 6(B): Responsiveness to Customers

A Controlled Affiliate shall be operated in a manner responsive to customer needs and requirements.

Standard 6(C): Participation in National Programs

A Controlled Affiliate shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the licensees and ease of claims processing for customers receiving benefits outside of the Controlled Affiliate's Service Area.

Amended as of September 19, 2014

EXHIBIT A (continued)

Such programs are applicable to licensees, and include:

1.	BlueCard Program;

2.	Inter‑Plan Teleprocessing System (ITS);

3.	National Account Programs;

4.	Business Associate Agreement for Blue Cross and Blue Shield Licensees, effective April 14, 2003; and

5.	Inter-Plan Medicare Advantage Program.

Standard 6(D): Financial Performance Requirements

In addition to requirements under the national programs listed in
Standard 6C: Participation in National Programs, a Controlled Affiliate shall take such action as required to ensure its financial performance in programs and contracts of an inter-licensee nature or where BCBSA is a party.

Standard 6(E): Cooperation with Plan Performance Response Process

A Controlled Affiliate shall cooperate with BCBSA's Board of Directors and its Brand Enhancement & Protection Committee in the administration of the Plan Performance Response Process and in addressing Controlled Affiliate performance problems identified thereunder.

Standard 6(F): Independent Financial Rating

A Controlled Affiliate shall obtain a rating of its financial strength from an independent rating agency approved by BCBSA's Board of Directors for such purpose.

Standard 6(G): Local and National Best Efforts

Notwithstanding any other provision in the Plan’s License Agreement with BCBSA or in this License Agreement, during each year, a Controlled Affiliate shall use its best efforts to promote and build the value of the Blue Cross Mark.

Standard 6(H): Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.                 Amended as of November 21, 2014

EXHIBIT A (continued)

Standard 6(I): Reports and Records

A Controlled Affiliate shall furnish to BCBSA on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between BCBSA and Controlled Affiliate. Such reports and records are the following:

A)	BCBSA Controlled Affiliate Licensure Information Request; and

B)	Biennial trade name and service mark usage material, including disclosure material; and

C)
Changes in the ownership and governance of the Controlled Affiliate, including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate's Board composition, or changes in the identity of the Controlled Affiliate's Principal Officers, and changes in risk acceptance, contract growth, or direct delivery of medical care; and

D)
Semi-annual “Health Risk-Based Capital (HRBC) Report”as defined by the NAIC, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments), and

Amended as of November 17, 2011

EXHIBIT A (continued)

Standard 6(J): Control by Unlicensed Entities Prohibited

No Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.

Standard 7 - Other Standards for Risk-Assuming Workers’ Compensation Controlled Affiliates

Standards 7(A) - (E) that follow apply to Controlled Affiliates that underwrite the indemnity portion of workers’ compensation insurance.

Standard 7 (A): Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 7(B): Reports and Records

A Controlled Affiliate shall furnish, on a timely and accurate basis, reports and records relating to compliance with these Standards and the License Agreements between BCBSA and the Controlled Affiliate. Such reports and records are the following:

A.	BCBSA Controlled Affiliate Licensure Information Request; and

B.	Biennial trade name and service mark usage materials, including disclosure materials; and

C.	Annual Certified Audit Report, Annual Statement as filed with the State Insurance Department (with all attachments), Annual NAIC’s Risk-Based Capital Worksheets for Property and Casualty Insurers; and

D.	Quarterly Estimated Risk-Based Capital for Property and Casualty Insurers, Insurance Department Examination Report; and
     Amended as of November 17, 2011

EXHIBIT A (continued)

E.	Notification of all changes and proposed changes to independent ratings within 30 days of receipt and submission of a copy of all rating reports; and

F.
Changes in the ownership and governance of the Controlled Affiliate including changes in its charter, articles of incorporation, or bylaws, changes in a Controlled Affiliate’s Board composition, Plan control, state license status, operating area, the Controlled Affiliate’s Principal Officers or direct delivery of medical care.

Standard 7(C): Loss Prevention

A Controlled Affiliate shall apply loss prevention protocol to both new and existing business.

Standard 7(D): Claims Administration

A Controlled Affiliate shall maintain an effective claims administration process that includes all the necessary functions to assure prompt and proper resolution of medical and indemnity claims.

Standard 7(E): Disability and Provider Management

A Controlled Affiliate shall arrange for the provision of appropriate and necessary medical and rehabilitative services to facilitate early intervention by medical professionals and timely and appropriate return to work.

Amended as of November 16, 2000

EXHIBIT A (continued)

Standard 8 - Cooperation with Controlled Affiliate License Performance Response Process Protocol

A Controlled Affiliate and its Sponsoring Plan shall cooperate with BCBSA’s Board of Directors and its Brand Enhancement & Protection Committee in the administration of the Controlled Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing Controlled Affiliate compliance problems identified thereunder.

Standard 9(A) - Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees

A smaller controlled affiliate that formerly was a Primary Licensee shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the Controlled Affiliate’s service area and be subject to certain relevant financial and reporting requirements.

A.	National program requirements include:

•	BlueCard Program;

•	Inter-Plan Teleprocessing System (ITS);

•	National Account Programs.

B.	Financial Requirements include:

•	Standard 6(D): Financial Performance Requirements and Standard 6(H): Financial Responsibility; or

•	A financial guarantee covering the Controlled Affiliate’s Inter-Plan Programs obligations in a form, and from a guarantor, acceptable to BCBSA.

Amended as of November 21, 2014

EXHIBIT A (continued)

Standard 9(A) - Participation in National Programs by Smaller Controlled Affiliates that were former Primary Licensees

C.	Reporting requirements include:

•	The Semi-annual Health Risk-Based Capital (HRBC) Report.

Amended as of June 13, 2002

EXHIBIT A (continued)

Standard 9(B) - Participation in National Programs by Smaller Controlled Affiliates

A smaller controlled affiliate shall participate in national programs in accordance with BlueCard and other relevant Policies and Provisions shall effectively and efficiently participate in national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area and be subject to certain relevant financial and reporting requirements.

A. National program requirements include:

•	BlueCard Program;

•	Inter-Plan Teleprocessing System (ITS);

•	National Account Programs.

B.	Financial Requirements include:

•	Standard 6(D): Financial Performance Requirements and Standard 6(H): Financial Responsibility; or

•	A financial guarantee covering the Controlled Affiliate’s Inter-Plan Programs obligations in a form, and from a guarantor, acceptable to BCBSA.

Amended as of June 20, 2013

EXHIBIT A (continued)

Standard 10 - Participation in Inter-Plan Medicare Advantage Program

A smaller controlled affiliate for which this standard applies pursuant to the Preamble section of Exihibit A of the Controlled Affiliate License Agreement shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the controlled affiliate’s service area.

National program requirements include:

A.	Inter-Plan Medicare Advantage Program.

EXHIBIT A (continued)

Standard 11: Participation in Master Business Associate Agreement by Smaller Controlled Affiliate Licensees

Effective April 14, 2003, all smaller controlled affiliates shall comply with the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees to the extent they perform the functions of a business associate or subcontractor to a business associate, as defined by the Business Associate Agreement.

Amended as of September 19, 2014

EXHIBIT B
ADDENDUM TO CONTROLLED AFFILIATE LICENSE TO BE EXECUTED BY CONTROLLED AFFILIATES LICENSED UNDER CONTROLLED AFFILIATE LICENSE STANDARD 1C.

ADDENDUM TO CONTROLLED AFFILIATE LICENSE

This Addendum is made to that certain Blue Cross Controlled Affiliate License Agreement executed by and among Blue Cross and Blue Shield Association (“Licensor”), __________________________ (“Controlled Affiliate Licensee”) and _________________________________________(“Sponsoring Plan”) dated the _____ day of ____________ , _____ (“Agreement”). The parties to this Addendum are Licensor, Controlled Affiliate Licensee, Sponsoring Plan, and the undersigned other Plans (‘Other Plans”). This Addendum is made and shall be deemed effective as of the date of the Agreement.

WHEREAS, the Sponsoring Plan asserts that it can serve the Medicaid market in its Service Area more efficiently and with less risk though a Medicaid enterprise jointly owned and controlled with other Plans than through a wholly owned and controlled Medicaid enterprise;

WHEREAS, in such circumstance Controlled Affiliate License Standard 1C. permits the licensing of a Controlled Affiliate that is less than 50% owned and controlled by the Sponsoring Plan but which is 100% owned and controlled by Plans including the Sponsoring Plan, subject to certain conditions;

WHEREAS, one such condition is that the Sponsoring Plan and all such other owning and controlling Plans enter into this Addendum.;

NOW THEREFORE, for good and valuable consideration, including the promises and covenants set forth herein, the parties agree as follows:

1.
The Sponsoring Plan shall participate operationally in Controlled Affiliate’s business that is conducted under the Licensed Marks. The parties understand that participation may take many forms, one of which should be providing a network of providers in the Service Area of the Controlled Affiliate for the Medicaid services being offered under the Agreement and being involved in network development and provider relations.

2.
Each of the Other Plans agrees that (i) it will cooperate fully with the Sponsoring Plan and BCBSA as needed to enable Sponsoring Plan and Controlled Affiliate Licensee to meet their obligations to Licensor under the Agreement and all associated rules and regulations of Licensor, including the Brand Regulations, (ii) it will not take any action, either individually or jointly with any of the Other

Plans, that would cause Sponsoring Plan or Controlled Affiliate Licensee to violate the Agreement, and (iii) it will not fail to take any action, either individually or jointly with any of the Other Plans, where such failure would cause Sponsoring Plan or Controlled Affiliate Licensee to violate the Agreement.

3.
Each of the Other Plans acknowledges that it has reviewed the Agreement and understands that Sponsoring Plan has the right to terminate the Agreement without cause upon notice as provided in Paragraph 7 of the Agreement, and that such right is unfettered and may be exercised by Sponsoring Plan in its sole discretion.

WHEREFORE, by signing below the parties agree to be bound to the terms stated herein.

BLUE CROSS BLUE SHIELD ASSOCIATION

By: ________________________________________

[Controlled Affiliate Licensee]

By: ________________________________________

[Sponsoring Plan]

By: ________________________________________

[Other Plan 1]

By: ________________________________________

[Other Plan 2]

By: ________________________________________

Amended September 19 2014

EXHIBIT C
ROYALTY FORMULA FOR SECTION 9 OF THE
CONTROLLED AFFILIATE LICENSE AGREEMENT

Controlled Affiliate will pay BCBSA a fee for this license in accordance with the following formula:

FOR RISK PRODUCTS:

For Controlled Affiliates not underwriting the indemnity portion of workers’ compensation insurance:

An amount equal to its pro rata share of Sponsoring Plan's dues payable to BCBSA computed with the addition of the Controlled Affiliate's members using the Marks on health care plans and related services as reported on the Quarterly Enrollment Report with BCBSA. The payment by Sponsoring Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

For Controlled Affiliates underwriting the indemnity portion of workers’ compensation insurance:

An amount equal to 0.35 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus, an annual fee of $5,000 per license for a Controlled Affiliate subject to Standard 7.

Amended as of September 19, 2014

EXHIBIT C (continued)

FOR NONRISK PRODUCTS:

For third-party administrative business, an amount equal to its pro rata share of Sponsoring Plan’s dues payable to BCBSA computed with the addition of the Controlled Affiliate’s members using the Marks on health care plans and related services as reported on the Quarterly Enrollment Report with BCBSA. The payment by Sponsoring Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

For non-third party administrative business (e.g., case management, provider networks, etc.), an amount equal to 0.24 percent of the gross revenue per annum of Controlled Affiliate arising from products using the marks; plus:

1)    An annual fee of $5,000 per license for a Controlled Affiliate subject to
Standard 6 D.

2)    An annual fee of $2,000 per license for all other Controlled Affiliates.

The foregoing shall be reduced by one-half where both a BLUE CROSS® and BLUE SHIELD® License are issued to the same Controlled Affiliate. In the event that any license period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.

Amended as of September 19, 2014

EXHIBIT 1A

CONTROLLED AFFILIATE LICENSE AGREEMENT
APPLICABLE TO LIFE INSURANCE COMPANIES
(Includes revisions adopted by Member Plans through their November 21, 2014 meeting)
This agreement by and among Blue Cross and Blue Shield Association ("BCBSA") _______________________________("Controlled Affiliate"), a Controlled Affiliate of the Blue Cross Plan(s), known as _______________________________________("Plan").

WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

WHEREAS, the Plan and the Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name");

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    GRANT OF LICENSE

Subject to the terms and conditions of this Agreement, BCBSA hereby grants to the Controlled Affiliate the exclusive right to use the licensed Marks and Names in connection with and only in connection with those life insurance and related services authorized by applicable state law, other than health care plans and related services (as defined in the Plan's License Agreements with BCBSA) which services are not separately licensed to Controlled Affiliate by BCBSA, in the Service Area served by the Plan, except that BCBSA reserves the right to use the Licensed Marks and Name in said Service Area, and except to the extent that said Service Area may overlap the area or areas served by one or more other licensed Blue Cross Plans as of the date of this License as to which overlapping areas the rights hereby granted are non-exclusive as to such other Plan or Plans and their respective Licensed Controlled Affiliates only. Controlled Affiliate cannot use the Licensed Marks or Name outside the Service Area or in its legal or trade name; provided, however, that if and only for so long as Controlled Affiliate also holds a Blue Cross Controlled Affiliate License Agreement applicable to health care plans and related services, Controlled Affiliate may use the Licensed Marks and Name in its legal and trade name according to the terms of such license agreement.

Amended as of June 12, 2003

2.    QUALITY CONTROL

A.    Controlled Affiliate agrees to use the Licensed Marks and Name only in relation to the sale, marketing and rendering of authorized products and further agrees to be bound by the conditions regarding quality control shown in Exhibit A as it may be amended by BCBSA from time‑to‑time.

B.    Controlled Affiliate agrees that Plan and/or BCBSA may, from time‑to‑time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

C.    Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by Plan or by BCBSA) a report to Plan and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of Exhibit A.

D.    As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner that it is subject to the bona fide control of a Plan or Plans. Absent written approval by BCBSA of an alternative method of control, bona fide control shall mean the legal authority, directly or indirectly through wholly‑owned subsidiaries: (a) to select members of the Controlled Affiliate's governing body having not less than 51% voting control thereof; (b) to exercise operational control with respect to the governance thereof; and (c) to prevent any change in its articles of incorporation, bylaws or other governing documents deemed inappropriate. In addition, a Plan or Plans shall own at least 51% of any for‑profit Controlled Affiliate. If the Controlled Affiliate is a mutual company, the Plan or its designee(s) shall have and maintain, in lieu of the requirements of items (a) and (c) above, proxies representing 51% of the votes at any meeting of the policyholders and shall demonstrate that there is no reason to believe this such proxies shall be revoked by sufficient policyholders to reduce such percentage below 51%.

3.    SERVICE MARK USE

Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks, and shall comply with such rules (applicable to all Controlled Affiliates licensed to use the Marks) relative to service mark use, as are issued from time‑to‑time by BCBSA. If there is any public reference to the affiliation between the Plan and the Controlled Affiliate, all of the Controlled Affiliate's licensed services in the Service Area of the Plan shall be rendered under the Licensed Marks. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks by Controlled Affiliate shall inure to the benefit of BCBSA.

4.     SUBLICENSING AND ASSIGNMENT

Controlled Affiliate shall not sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the option of Plan or BCBSA.
This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

5.    INFRINGEMENTS

Controlled Affiliate shall promptly notify Plan and BCBSA of any suspected acts of infringement, unfair competition or passing off which may occur in relation to the Licensed Marks. Controlled Affiliate shall not be entitled to require Plan or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to Plan and BCBSA, free of charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks by BCBSA.

6.    LIABILITY INDEMNIFICATION

Controlled Affiliate hereby agrees to save, defend, indemnify and hold Plan and BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise as a result of Controlled Affiliate's rendering of health care services under the Licensed Marks.

7.    LICENSE TERM

The license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods upon evidence satisfactory to the Plan and BCBSA that Controlled Affiliate meets the then applicable quality control standards, unless one of the parties hereto notifies the other party of the termination hereof at least sixty (60) days prior to expiration of any license period.

This Agreement may be terminated by the Plan or by BCBSA for cause at any time provided that Controlled Affiliate has been given a reasonable opportunity to cure and shall not effect such a cure within thirty (30) days of receiving written notice of the intent to terminate (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period). By way of example and not for purposes of limitation, Controlled Affiliate's failure to abide by the quality control provisions of Paragraph 2, above, shall be considered a proper ground for cancellation of this Agreement.

This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

A.    Controlled Affiliate shall no longer comply with Standard No. 1 (Organization and Governance) of Exhibit A or, following an opportunity to cure, with the remaining quality control provisions of Exhibit A, as it may be amended from time‑to‑time; or

B.    Plan ceases to be authorized to use the Licensed Marks; or

C.    Appropriate dues for Controlled Affiliate pursuant to item 8 hereof, which are the royalties for this License Agreement are more than sixty (60) days in arrears to BCBSA.

Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks including any use in its trade name.

In the event of any disagreement between Plan and BCBSA as to whether grounds exist for termination or as to any other term or condition hereof, the decision of BCBSA shall control, subject to provisions for mediation or mandatory dispute resolution in effect between the parties.

Upon termination of this Agreement, Licensed Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of the Blue Cross and Blue Shield Association and provide instruction on how the customer can contact the Blue Cross and Blue Shield Association or a designated licensee to obtain further information on securing coverage. The written notification required by this paragraph shall be in writing and in a form approved by the Association. The Association shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

-4a-

8.    DUES

Controlled Affiliate will pay to BCBSA a fee for this license in accordance with the following formula:

Ù An annual fee of five thousand dollars ($5,000) per license, plus

Ù.05% of gross revenue per year from branded group products, plus

Ù.5% of gross revenue per year from branded individual products plus

Ù.14% of gross revenue per year from branded individual annuity products.

The foregoing percentages shall be reduced by one-half where both a BLUE CROSS® and BLUE SHIELD® license are issued to the same entity. In the event that any License period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.

Plan will promptly and timely transmit to BCBSA all dues owed by Controlled Affiliate as determined by the above formula and if Plan shall fail to do so, Controlled Affiliate shall pay such dues directly.

Amended as of November 20, 1997

-4b-

    9.    JOINT VENTURE

Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between Plan and Controlled Affiliate or between either and BCBSA.

9A. VOTING

For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with 0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.

10. NOTICES AND CORRESPONDENCE

Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

Amended as of June 16, 2005

-4c-
(The next page is page 5)

11. COMPLETE AGREEMENT

This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by a writing executed by all parties.

12. SEVERABILITY

If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such finding shall in no way effect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

13. NONWAIVER

No waiver by BCBSA of any breach or default in performance on the part of the Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

14. GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed, effective as of the date of last signature written below.

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By: _

Date: _

Controlled Affiliate:

By: _

Date: _

Plan:

By: __ _

Date: _

EXHIBIT A
CONTROLLED AFFILIATE LICENSE STANDARDS
LIFE INSURANCE COMPANIES

PREAMBLE

The standards for licensing Life Insurance Companies (Life and Health Insurance companies, as defined by state statute) are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote of all Plans. Each Licensed Plan is required to use a standard controlled affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Life Insurance Company maintains compliance with the license standards.

An organization meeting the following standards shall be eligible for a license to use the Licensed Marks within the service area of its sponsoring Licensed Plan to the extent and the manner authorized under the Controlled Affiliate License applicable to Life Insurance Companies and the principal license to the Plan.

Standard 1 - Organization and Governance

The LIC shall be organized and operated in such a manner that it is controlled by a licensed Plan or Plans which have, directly or indirectly: 1) not less than 51% of the voting control of the LIC; and 2) the legal ability to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the LIC with which it does not concur; and 3) operational control of the LIC.

If the LIC is a mutual company, the Plan or its designee(s) shall have and maintain, in lieu of the requirements of items 1 and 2 above, proxies representing at least 51% of the votes at any policyholder meeting and shall demonstrate that there is no reason to believe such proxies shall be revoked by sufficient policyholders to reduce such percentage below 51%.

Standard 2 - State Licensure

The LIC must maintain unimpaired licensure or certificate of authority to operate under applicable state laws as a life and health insurance company in each state in which the LIC does business.

EXHIBIT A
CONTROLLED AFFILIATE LICENSE STANDARDS
LIFE INSURANCE COMPANIES

Standard 3 - Records and Examination

The LIC and its sponsoring licensed Plan(s) shall maintain and furnish, on a timely and accurate basis, such records and reports regarding the LIC as may be required in order to establish compliance with the license agreement. The LIC and its sponsoring licensed Plan(s) shall permit BCBSA to examine the affairs of the LIC and shall agree that BCBSA's board may submit a written report to the chief executive officer(s) and the board(s) of directors of the sponsoring Plan(s).

Standard 4 - Mediation

The LIC and its sponsoring Plan(s) shall agree to use the then-current BCBSA mediation and mandatory dispute resolution processes, in lieu of a legal action between or among another licensed controlled affiliate, a licensed Plan or BCBSA.

Standard 5 - Financial Responsibility

The LIC shall maintain adequate financial resources to protect its customers and meet its business obligations.

Standard 6 - Cooperation with Affiliate License Performance Response Process Protocol

The LIC and its Sponsoring Plan(s) shall cooperate with BCBSA’s Board of Directors and its Brand Enhancement & Protection Committee in the administration of the Affiliate License Performance Response Process Protocol (ALPRPP) and in addressing LIC compliance problems identified thereunder.

Exhibit 1A1

Exhibit 1A1
CONTROLLED AFFILIATE
TRADEMARK LICENSE AGREEMENT
FOR LIFE AND DISABILTY INSURANCE PRODUCTS

This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and ___________________, (“Life and Disability Controlled Affiliate”) which is a company offering life and disability insurance products owned and controlled by __________________, ____________, _____________ ( individually, “Sponsoring Plan” and when referred to collectively, “Sponsoring Plans”).

Whereas, BCBSA is the owner of the BLUE CROSS and BLUE SHIELD word and design service marks and any derivatives thereof (“Licensed Marks”);

Whereas, each Sponsoring Plan is licensed separately by BCBSA to use one or more of the Licensed Marks in a particular Service Area;

Whereas, the Sponsoring Plans and the Life and Disability Controlled Affiliate desire that the latter be entitled to use the appropriate Licensed Marks in connection with life and disability insurance products in some or all of such Sponsoring Plans’ Service Areas and in the Service Areas of other Regular Member Plans, as defined in the BCBSA By-laws, (“Blue Plans”) consistent with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    GRANT OF LICENSE

A.Subject to the terms and conditions of this Agreement, BCBSA hereby grants to the Life and Disability Controlled Affiliate the limited right to use the Licensed Marks in connection with and only in connection with the following life and disability insurance products authorized by state law:  (1) Group:   Term Life, Long Term Disability, Whole Life, Benefit Life, Universal Life; (2) Individual:  Term Life, Whole Life, Dependent Life, Spouse Life; (3) Other:  Disability Income, Short Term Disability, Long Term Disability, Income Replacement; and (4) such other life and disability products approved by BCBSA in writing (“Licensed Products”) in the Service Areas served by the Sponsoring Plans or in the Service Area or Areas of one or more other licensed Blue Plans, provided that such Blue Plans have consented to such use as authorized by this Agreement. Life and Disability Controlled Affiliate may not use the Licensed Marks in its legal or trade name.

B.Notwithstanding that the license granted to Life and Disability Controlled Affiliate is a license to use all of the Licensed Marks, Life and Disability Controlled Affiliate may only use those of the Licensed Marks in

1

the Service Area of a Sponsoring Plan or other consenting Blue Plan as described below that such Plan is authorized to use as a Blue Plan pursuant to its separate license agreements with BCBSA.

C.Life and Disability Controlled Affiliate may use the Licensed Marks in the Service Areas of Sponsoring Plans or in the Service Area of a Blue Plan that is not a signatory to this Agreement only after such Sponsoring Plan(s) or non-signatory Blue Plan consents to such use by executing a written consent in substantially the same form as the Consent Agreement attached as Exhibit B.

D.The following provisions apply with respect to Consent Agreements once such agreements have been fully and properly executed:

(1)All sales, marketing and advertising materials developed by and proposed for use by Life and Disability Controlled Affiliate in the Service Area of Sponsoring Plan or consenting Blue Plan (hereinafter, such consenting Sponsoring Plan or consenting Blue Plan collectively referred to “Consenting Plan(s)”) must clearly identify the Consenting Plan (for example, a statement on such materials that reads “This product is offered with the cooperation of Blue Cross and/or Blue Shield of [Geography]”);

(2)To the extent the Consenting Plan has separate divisions or other Affiliates that use the Licensed Marks in distinct geographic areas within its Service Area, consent obtained under this Agreement may be limited to one or more of such specific geographic areas as specified by the Consenting Plan in its signed Consent Agreement. For purposes of this entire Agreement, all references to the Service Area of a Sponsoring Plan, Blue Plan or Consenting Plan may include the entire Service Area or a distinct geographic area within such Service Area as specified in this Section 1 D (2);

(3)Where BCBSA has licensed two or more Blue Plans to use the same Licensed Marks in the same Service Area, in addition to the requirements set forth in Section D (1) above, the sales, marketing and advertising materials referenced in such section above must be communicated to the Consenting Plan’s existing and prospective accounts through or with the approval of such Consenting Plan, and the personnel of such Consenting Plan must actively participate in all sales and marketing activities conducted by Life and Disability Controlled Affiliate in the same Service Area, including participating in meetings (whether in-person or via telephone, video or internet conference) with both existing and prospective accounts of the Consenting Plan;

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(4)Life and Disability Controlled Affiliate shall be entitled to use in a Service Area only those Licensed Marks that the Consenting Plan has been granted by BCBSA the license to use under its Blue Plan license agreements (for example, if a Consenting Plan is licensed to use only the Blue Cross Marks in its Service Area, the materials used by Life and Disability Controlled Affiliate in that Service Area may only contain or reference the Blue Cross Marks and not the Blue Shield Marks).

(5)If a Consent Agreement is terminated, Life and Disability Controlled Affiliate shall, unless BCBSA and the Consenting Plan agree in their sole discretion to a phase out in writing, immediately (i) cease all use of the Licensed Marks, including in connection with any and all sales and marketing of the Licensed Products in the Service Area where consent has been terminated, and (ii) notify its customers that it is no longer a licensee and provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in form approved by BCBSA.

2.    QUALITY CONTROL

A.Life and Disability Controlled Affiliate agrees to use the Licensed Marks only in relation to the sale, marketing and administration of the Licensed Products and further agrees to be bound by the conditions regarding quality control shown in Exhibit A and the Guidelines to Administer the Standards for Trademark License Agreement for Life and Disability Insurance Products attached thereto.

B.Life and Disability Controlled Affiliate agrees that BCBSA may, from time‑to‑time, upon reasonable notice, review and inspect the manner and method of Life and Disability Controlled Affiliate's rendering of service and use of the Licensed Marks.

C.Life and Disability Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by BCBSA) a report to BCBSA demonstrating Life and Disability Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of Exhibit A.

D.As used herein, a Life and Disability Controlled Affiliate is defined as: An entity organized and operated in such a manner that it is 100% owned and controlled by Sponsoring Plans. Absent written approval by BCBSA of an alternative method of control, control shall mean the legal authority, directly or indirectly through wholly-owned subsidiaries: (a) to select members of the Life and Disability Controlled Affiliate's governing body having not less than 100% voting control

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thereof; (b) to exercise operational control with respect to the governance thereof; and (c) to prevent any change in its articles of incorporation, bylaws or other governing documents deemed inappropriate. In addition, a Sponsoring Plan or Plans shall own at least 100% of any for profit Life and Disability Controlled Affiliate.

3.    SERVICE MARK USE

Life and Disability Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and shall ensure all uses of the Licensed Marks comply with the BCBSA Brand Regulations, as amended by BCBSA from time to time. Life and Disability Controlled Affiliate recognizes and agrees that all use of the Licensed Marks by Life and Disability Controlled Affiliate shall inure to the benefit of BCBSA.

4.    SUBLICENSING AND ASSIGNMENT

The license hereby granted to Life and Disability Controlled Affiliate to use the Licensed Marks is and shall be personal to Life and Disability Controlled Affiliate and shall not be assignable by any act of the Life and Disability Controlled Affiliate, directly or indirectly, without the written consent of BCBSA. Said license shall not be assignable by operation of law, nor shall Life and Disability Controlled Affiliate mortgage or part with possession or control of this license or any right hereunder, and the Life and Disability Controlled Affiliate shall have no right to grant any sublicense to use the Licensed Marks.

5.    INFRINGEMENTS

Life and Disability Controlled Affiliate shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off which may occur in relation to the Licensed Marks. Life and Disability Controlled Affiliate shall not be entitled to require BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Life and Disability Controlled Affiliate agrees to render to BCBSA, free of charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks by BCBSA. BCBSA shall have sole control of the defense and resolution of any claim of infringement brought or threatened by others.

6.    LIABILITY INDEMNIFICATION

Life and Disability Controlled Affiliate hereby agrees to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description which may arise as a result of Life and Disability Controlled Affiliate's conduct.

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7.    LICENSE TERM

A.The license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods, unless either BCBSA or Life and Disability Controlled Affiliate notifies the other party in writing of the termination hereof at least sixty (60) days prior to expiration of any license period.

B.This Agreement may be terminated by BCBSA for cause at any time provided that Life and Disability Controlled Affiliate has been given a reasonable opportunity to cure and shall not effect such a cure within thirty (30) days of receiving written notice of the intent to terminate (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period). By way of example and not for purposes of limitation, Life and Disability Controlled Affiliate's failure to abide by the conditions regarding use of the Licensed Marks set forth in Section 1 of this Agreement or the quality control provisions of Section 2 (other than with respect to Section 2 D which is subject to immediate termination as stated in Section 7 C (1) below) shall be considered proper grounds for termination of this Agreement.

C.This Agreement and all of Life and Disability Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

(1)Life and Disability Controlled Affiliate shall no longer comply with Section 2 D (or Standard No. 1 (Organization and Governance) of Exhibit A); or

(2)Any Sponsoring Plan ceases to be authorized to use the Licensed Marks; or

(3)Appropriate fees for Life and Disability Controlled Affiliate pursuant to Section 8 of this Agreement are more than sixty (60) days in arrears to BCBSA.

Upon termination of this Agreement for cause or otherwise, Life and Disability Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks.

In the event of any disagreement between Life and Disability Controlled Affiliate and BCBSA as to whether grounds exist for termination or as to any other term or condition hereof, the decision of BCBSA shall control, subject to provisions for mediation or mandatory dispute resolution in effect between the parties.

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Upon termination of this Agreement, Licensed Life and Disability Controlled Affiliate shall immediately notify all of its customers that it is no longer a licensee of BCBSA and provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

8.    ROYALTIES

Life and Disability Controlled Affiliate will pay to BCBSA a fee for this license in accordance with the following formula:

•	An annual fee of five thousand dollars ($5,000) per license, plus

•	.05% of gross revenue per year from group products sold under the Licensed Marks, plus

•	.5% of gross revenue per year from individual products sold under the Licensed Marks

In the event that any license period is greater or less than one (1) year, any amounts due shall be prorated. Royalties under this formula will be calculated, billed and paid in arrears.

Life and Disability Controlled Affiliate will promptly and timely transmit to BCBSA all fees owed by Life and Disability Controlled Affiliate as determined by the above formula.

9.    JOINT VENTURE

Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between any Sponsoring Plan and Life and Disability Controlled Affiliate or between among them and/or BCBSA.

10. VOTING

For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the

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Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with 0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.

11. NOTICES AND CORRESPONDENCE

Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

12. COMPLETE AGREEMENT

This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by: (a) a writing signed by all parties; or (b) a writing approved by the affirmative vote of three-fourths of the Blue Plans and three-fourths of the total then current weighted vote of all the Blue Plans as officially recorded by the BCBSA Corporate Secretary. Upon such adoption by the Blue Plans, this Agreement and all other Trademark License Agreements for Life and Disability Insurance Products then in effect shall simultaneously be amended.

13. SEVERABILITY

If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such finding shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

14. NONWAIVER

No waiver by BCBSA of any breach or default in performance on the part of the Life and Disability Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

15. GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

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IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed, effective as of the date of last signature written below.

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By: _

Date: _

Life and Disability Controlled Affiliate:

By: _

Date: _

Sponsoring Plan:

By: __ _

Date: _

Name:________________________________________

Sponsoring Plan:

By: __ _

Date: _

Name:________________________________________

[Add other Sponsoring Plans as necessary]

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EXHIBIT A

LICENSE STANDARDS APPLICABLE TO TRADEMARK LICENSE
AGREEMENT FOR LIFE AND DISABILITY INSURANCE PRODUCTS

Standard 1 - Organization and Governance

Any Life and Disability Controlled Affiliate licensed under the Trademark License Agreement for Life and Disability Insurance Products (“licensee”) shall be organized and operated in such a manner that it is an entity organized and operated in such a manner that it is 100% owned and controlled by Sponsoring Plans. Absent written approval by BCBSA of an alternative method of control, control shall mean the legal authority, directly or indirectly through wholly-owned subsidiaries: (a) to select members of the Life and Disability Controlled Affiliate's governing body having not less than 100% voting control thereof; (b) to exercise operational control with respect to the governance thereof; and (c) to prevent any change in its articles of incorporation, bylaws or other governing documents deemed inappropriate. In addition, a Sponsoring Plan or Plans shall own at least 100% of any for profit Life and Disability Controlled Affiliate.

Standard 2 - State Licensure

The licensee must maintain unimpaired licensure or certificate of authority to operate under applicable state laws as a life company in each state in which the licensee does business.

Standard 3 - Records and Examination

The licensee shall maintain and furnish, on a timely and accurate basis, such records and reports regarding the licensee as may be required in order to establish compliance with the Agreement. The licensee shall permit BCBSA to examine the affairs of the licensee and shall agree that BCBSA's board may submit a written report to the chief executive officer(s) and the board(s) of directors of the Sponsoring Plan(s).

Standard 4 - Mediation

The licensee, its Sponsoring Plan(s) and all consenting Blue Plans shall agree to use the then-current BCBSA mediation and mandatory dispute resolution processes, in lieu of a legal action between or among another licensed Life and Disability Controlled Affiliate, a Sponsoring Plan and or consenting Blue Plan or BCBSA.

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EXHIBIT A

LICENSE STANDARDS APPLICABLE TO TRADEMARK LICENSE
AGREEMENT FOR LIFE AND DISABILITY INSURANCE PRODUCTS

Standard 5 - Financial Responsibility

The licensee shall maintain adequate financial resources to protect its customers and meet its business obligations.

Standard 6 - Cooperation with BCBSA Governance

The licensee shall cooperate with BCBSA’s Board of Directors and its Brand Enhancement & Protection Committee in the administration of and in addressing licensee compliance problems that may be identified in connection with the operation or administration of the Trademark License Agreement for Life and Disability Insurance Products.

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EXHIBIT B
CONSENT AGREEMENT

This Consent Agreement is made and entered into by and among the undersigned Blue Plan, and ____________________ (“Life and Disability Controlled Affiliate”), and the Blue Cross and Blue Shield Association (“BCBSA”) and shall be deemed effective on ______________________ (“Effective Date”).

Whereas, BCBSA owns the Blue Cross and Blue Shield word and design service marks and any derivative mark thereof (the “Brands”);

Whereas, the undersigned Blue Plan is licensed to use one or more of the Brands within a specific geographic area (“Service Area”);

Whereas Life and Disability Controlled Affiliate is licensed by BCBSA to use one or more of the Brands to offer life and disability insurance products (“Products”) as defined and authorized in the Trademark License Agreement for Life and Disability Insurance Products (“Life and Disability License Agreement”);

Whereas neither the Blue Plan nor its affiliates offer the Products under any of the Brands in such Blue Plan’s Service Area or portion thereof where Blue Plan has consented to sale of the Products by Life and Disability Controlled Affiliate; and

Whereas BCBSA and the undersigned Blue Plan desire to consent to Life and Disability Controlled Affiliate’s use of the Brands in Blue Plan’s Service Area consistent with the terms of the Life and Disability License Agreement and this Consent Agreement.

Now, therefore, in consideration of the obligations and conditions stated in this Agreement, Blue Plan, Life and Disability Controlled Affiliate and BCBSA agree as follows:

1.
Life and Disability Controlled Affiliate may market, sell, administer and underwrite the Products in Blue Plan’s Service Area under the Brands licensed to Blue Plan in such Service Area subject to the terms of this Consent Agreement, the Life and Disability License Agreement and Blue Plan’s license agreement(s) with BCBSA. Life and Disability Controlled Affiliate’s rights under the Brands to offer the Products under the Brands are limited to offering the Products only under the Brand(s) licensed to the consenting Blue Plan.

2.
Life and Disability Controlled Affiliate shall work with the undersigned Blue Plan to develop a written sales and marketing agreement that identifies the relationship between it and Blue Plan for the sales, marketing and customer service for the Products. The term of the sales and marketing agreement shall be the same as the term of this Consent Agreement.

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3.
All sales, marketing and advertising materials developed by and proposed for use by Life and Disability Controlled Affiliate in a consenting Blue Plan’s Service Area must clearly identify the consenting Blue Plan (for example, a statement on such materials that reads “This product is offered with the cooperation of Blue Cross and/or Blue Shield of [Geography]”);

4.	Life and Disability Controlled Affiliate may use the Brands to sell the Products in the following Service Area or portion thereof as designated by Blue Plan:
______________________________________________________

5.
If two or more Blue Plans to use the same Licensed Marks in the same Service Area, Life and Disability Controlled Affiliate shall work with the consenting Blue Plan in the following manner: (a) the sales, marketing and advertising materials must be communicated to the consenting Blue Plan’s existing and prospective accounts through or with the approval of such Blue Plan, and (b) the personnel of such Blue Plan must actively participate in all sales and marketing activities conducted by Life and Disability Controlled Affiliate in the same Service Area, including participating in meetings (whether in-person or via telephone, video or internet conference) with both existing and prospective accounts of the consenting Blue Plan;

6.
Life and Disability Controlled Affiliate shall be entitled to use in a Service Area only those Licensed Marks that the consenting Blue Plan has been granted by BCBSA the license to use under its license agreement (for example, if a consenting Blue Plan is licensed to use only the Blue Cross Marks in its Service Area, the materials used by Life and Disability Controlled Affiliate in that Service Area may only contain or reference the Blue Cross Marks and not the Blue Shield Marks).

7.
If this Consent Agreement is terminated, Life and Disability Controlled Affiliate shall, unless each BCBSA and the Blue Plan agree in their sole discretion to a phase out in writing, immediately (i) cease all use of the Licensed Marks, including in connection with any and all sales and marketing of the Licensed Products in the Service Area where consent has been terminated, and (ii) notify its customers that it is no longer a licensee of BCBSA and provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in form approved by BCBSA.

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8.
The term of this Consent Agreement shall be one year from the Effective Date. Unless either Blue Plan or Life and Disability Controlled Affiliate provides the other party with written notice of its desire not to renew this Consent Agreement at least 60 days prior to expiration of the term or any extended term or unless terminated as provided in Paragraph 9 below, this Consent Agreement shall automatically renew for subsequent one year periods.

9.	This Consent Agreement may be terminated as follows:

A.	Upon mutual written consent of Life and Disability Controlled Affiliate and Blue Plan;

B.	By Blue Plan or Life and Disability Controlled Affiliate upon 60 days advance written notice to the non-terminating party and BCBSA; or

C.	By Blue Plan immediately if Life and Disability Controlled Affiliate does not comply with this Consent Agreement or the sales protocol agreement.

10.	This Consent Agreement shall automatically terminate if Blue Plan’s primary licensee agreement terminates for any reason or if the Life and Disability License Agreement terminates for any reason.

Agreed and Accepted by:

[Blue Plan]:

By:_____________________

Title:____________________

BLUE CROSS AND BLUE SHIELD ASSOCIATION:

By:________________________

Title:________________________

LIFE AND DISABILITY CONTROLLED AFFILIATE:

By:_______________________

Title:_____________________

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Exhibit 1B
BLUE CROSS
CONTROLLED AFFILIATE LICENSE AGREEMENT
APPLICABLE TO REGIONAL MEDICARE ADVANTAGE PPO PRODUCTS
(Adopted by Member Plans at their November 21, 2014 meeting)

This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and _______ (“Controlled Affiliate"), a Controlled Affiliate of the Blue Cross Plan(s), known as _________ ("Controlling Plans"), each of which is also a Party signatory hereto.

WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

WHEREAS, under the Medicare Modernization Act, companies may apply to and be awarded a contract by the Centers for Medicare and Medicaid Services (“CMS”) to offer Medicare Advantage PPO products in geographic regions designated by CMS (hereafter “regional MAPPO products”).

WHEREAS, some of the CMS-designated regions include the Service Areas, or portions thereof, of more than one Plan.

WHEREAS, the Controlling Plans and Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name") to offer regional MAPPO products in a region that includes the Service Areas, or portions thereof, of more than one Controlling Plan;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    GRANT OF LICENSE

Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with the sale, marketing and administration of regional MAPPO products and related services.

This grant of rights is non-exclusive and is limited to the following states: _________________ (the “Region”). Controlled Affiliate may use the Licensed

Marks and Name in its legal name on the following conditions: (i) the legal name must be approved in advance, in writing, by BCBSA; (ii) Controlled Affiliate shall not do business outside the Region under any name or mark except business conducted in the Service Area of a Controlling Plan provided that Controlled Affiliate is separately licensed by BCBSA to use the Licensed Marks and Name in connection with health care plans and related services in the Service Area of such Controlling Plan; and (iii) Controlled Affiliate shall not use the Licensed Marks and Name, or any derivative thereof, as part of any name or symbol used to identify itself in any securities market. Controlled Affiliate may use the Licensed Marks and Name in its Trade Name only with the prior, written, consent of BCBSA.

2.    QUALITY CONTROL

A.    Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.

B.    Controlled Affiliate agrees to comply with all applicable federal, state and local laws.

C.    Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by the Controlling Plans or by BCBSA) a report or reports to the Controlling Plans and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

D.    Controlled Affiliate agrees that the Controlling Plans and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

E.    As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1)    Controlled Affiliate is owned or controlled by two or more Controlling Plans;

(2)    Each Controlling Plan is authorized pursuant to a separate Blue Cross License Agreement to use the Licensed Marks in a geographic area in the Region and every geographic area in the Region is so licensed to at least one of the Controlling Plans; and

(3)    The Controlling Plans must have the legal authority directly or indirectly through wholly-owned subsidiaries:

(a)     to select members of the Controlled Affiliate’s governing body having not less than 100% voting control thereof;

(b)    to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plans do not concur;

(c)    to exercise control over the policy and operations of the Controlled Affiliate; and

Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by each of the Controlling Plans before the Controlled Affiliate can:

(i)	change its legal and/or trade names;

(ii)
change the geographic area in which it operates (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iii)
change any of the type(s) of businesses in which it engages (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iv)	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Controlling Plans directly or indirectly through wholly owned subsidiaries shall own 100% of any for-profit Controlled Affiliate.

3.    SERVICE MARK USE

A.    Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within the Region may affect the value of the Licensed Marks and Name nationwide.

B.    Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.

C.    Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Region the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

D.    Controlled Affiliate shall use its best efforts to promote and build the value of the Licensed Marks and Name in connection with the sale, marketing and administration of regional MAPPO products and related services.

4.    SUBLICENSING AND ASSIGNMENT

    Controlled Affiliate shall not, directly or indirectly, sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of any Controlling Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

5.    INFRINGEMENT

Controlled Affiliate shall promptly notify the Controlling Plans and the Controlling Plans shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require the Controlling Plans or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to the Controlling Plans and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

6.    LIABILITY INDEMNIFICATION

Controlled Affiliate and the Controlling Plans hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to Controlled Affiliate's rendering of services under the Licensed Marks and Name.

7.    LICENSE TERM

A.    Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

B.    This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that: (i) any one of the Controlling Plans ceases to be authorized to use the Licensed Marks and Name; or (ii) pursuant to Paragraph 15(a)(x) of the Blue Cross License Agreement any one of the Controlling Plans ceases to be authorized to use the Licensed Names and Marks in the Region.

C.     Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Controlling Plans or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice to the Controlling Plans advising of the specific matters at issue and granting the Controlling Plans an opportunity to be heard and to present their response to the Board for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this

Agreement; or (2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or
(4) failure to comply with any of the applicable requirements of Standards 2, 3, 4, or 5 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(E); or (6) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans (including the Controlling Plans), any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.

D.    Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Controlling Plans shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between or among BCBSA, any of the Controlling Plans and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

E.    This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

(1)    Controlled Affiliate shall no longer comply with item 2(E) above;

(2)    Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

(3)    Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) any government or any government official, office, agency, branch, or unit assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association’s Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate's property or business is appointed or the Controlled Affiliate is ordered dissolved or liquidated. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Controlled Affiliate’s property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(E)(3)(vii) and (viii) of this Agreement.

F.    Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name, except to the extent that it continues to be authorized to use the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan.

G.    Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers to whom it provides products or services under the Licensed Marks pursuant to this Agreement that it is no longer a licensee of BCBSA and, if directed by the Association’s Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

H.    In the event this Agreement terminates pursuant to 7(B) hereof, upon termination of this Agreement the provisions of Paragraph 7(G) shall not apply and the following provisions shall apply, except that, in the event that Controlled Affiliate is separately licensed by BCBSA to use the Licensed Marks in the Service Area of a Controlling Plan and termination of this Agreement is due to a partial termination of such Controlling Plan’s license pursuant to Paragraph 15(a)(x)(ii) of the Blue Cross License Agreement, the notices, national account listing, payment, and audit right listed below shall be applicable solely with respect to the Region and the geographic area for which the Controlling Plan’s license to use the Licensed Names and Marks is terminated:

(1)    The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination.

(2)    The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate’s role therein.

(3)    Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan’s license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any Plan other than a Controlling Plan is permitted by BCBSA to use marks or names licensed by BCBSA in a geographic area in the Region, the payment for Licensed Enrollees in such geographic area shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans in such geographic area and the denominator of which is the total number of Licensed Enrollees in such geographic area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA’s opinion, it does not cause the net worth of the Controlled Affiliate, the Controlling Plans or any other Licensed Controlled Affiliates of the Controlling Plans to fall below 100% of the Health Risk-Based Capital formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this subparagraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans); measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plans (including the Controlling Plans) or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage. In the event that the Controlled Affiliate’s license is reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, BCBSA shall reimburse the Controlled Affiliate (and/or the Controlling Plans or their other Licensed Controlled Affiliates, as the case may be) for payments made under this subparagraph 7.H.(3) only to the extent that such payments exceed the amounts due to BCBSA pursuant to paragraph 7.K. and any costs associated with reestablishing the terminated Controlling Plan’s Service Area or the Region, including any payments made by BCBSA to a Plan or Plans (including the other Controlling Plans), or their Licensed Controlled Affiliates, for purposes of replacing the Controlled Affiliate.

(4)    BCBSA shall have the right to audit the books and records of the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans to verify compliance with this paragraph 7.H.

(5)    As to a breach of 7.H.(1), (2), (3) or (4), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

I.    BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless a Controlling Plan’s license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of such Controlling Plan’s license agreement upon the required 6 month written notice.

J.    BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.

K.    In the event this Agreement terminates and is subsequently reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans shall be jointly liable for reimbursing BCBSA the reasonable costs incurred by BCBSA in connection with the termination and the reinstatement or court action, and any associated legal proceedings, including but not limited to: outside legal fees, consulting fees, public relations fees, advertising costs, and costs incurred to develop, lease or establish an interim provider network. Any amount due to BCBSA under this subparagraph may be waived in whole or in part by the BCBSA Board of Directors in its sole discretion.

8.    DISPUTE RESOLUTION

The parties agree that any disputes between or among them or between or among any of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Cross and Blue Cross Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of each Controlling Plan’s License from BCBSA to use the Licensed Marks and Name as Exhibit 5 as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

9.    LICENSE FEE

Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.

10.    JOINT VENTURE

Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between the Controlling Plans and Controlled Affiliate or between either and BCBSA.

Amended as of September 19, 2014

11.    NOTICES AND CORRESPONDENCE

Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

12.    COMPLETE AGREEMENT

This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

13.    SEVERABILITY

If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

14.    NONWAIVER

No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

14A.    VOTING

For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with

0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.

15.    GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

16.    HEADINGS

The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.

Controlled Affiliate:

By:________________________________________

Date:______________________________________

Controlling Plan:

By: ________________________________________

Date:_______________________________________

Controlling Plan:

By: ________________________________________

Date:_______________________________________

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:________________________________________

Date:______________________________________

EXHIBIT A

CONTROLLED AFFILIATE LICENSE STANDARDS
APPLICABLE TO REGIONAL MEDICARE
ADVANTAGE PPO PRODUCTS
November 2014

PREAMBLE

The standards for licensing Controlled Affiliates for Medicare Advantage PPO Products are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote. Each Controlling Plan is required to use a standard Controlled Affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Controlled Affiliate maintains compliance with the license standards.

Standard 1 - Organization and Governance

A Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1)    Controlled Affiliate is owned or controlled by two or more Controlling Plans;

(2)    Each Controlling Plan is authorized pursuant to a separate Blue Cross License Agreement to use the Licensed Marks in a geographic area in the Region and every geographic area in the Region is so licensed to at least one of the Controlling Plans; and

(3)    The Controlling Plans must have the legal authority directly or indirectly through wholly-owned subsidiaries:

(a)     to select members of the Controlled Affiliate’s governing body having not less than 100% voting control thereof;

(b)    prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plans do not concur;

(c)    exercise control over the policy and operations of the Controlled Affiliate; and

EXHIBIT A (continued)

Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by each of the Controlling Plans before the Controlled Affiliate can:

(i)	change its legal and/or trade names;

(ii)
change the geographic area in which it operates (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iii)
change any of the type(s) of businesses in which it engages (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iv)	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Controlling Plans directly or indirectly through wholly owned subsidiaries shall own 100% of any for-profit Controlled Affiliate.

Standard 2 - Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 3 - State Licensure/Certification

A Controlled Affiliate shall maintain appropriate and unimpaired licensure and certifications.

EXHIBIT A (continued)

Standard 4 - Certain Disclosures

A Controlled Affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of:

a.	the structure of the Blue Cross and Blue Shield System; and

b.	the independent nature of every licensee.

Standard 5 - Reports and Records for Controlled Affiliates

A Controlled Affiliate and/or its Controlling Plans shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and Controlled Affiliate.

Standard 6 - Best Efforts

During each year, a Controlled Affiliate shall use its best efforts to promote and build the value of the Blue Cross Marks.

Standard 7 - Participation in Certain National Programs

A Controlled Affiliate shall effectively and efficiently participate in certain national programs from time to time as may be adopted by Member Plans for the purposes of providing ease of claims processing for customers receiving benefits outside of the Controlled Affiliate’s service area.

National program requirements include:

a.	Inter-Plan Teleprocessing System (ITS); and

b.	Inter-Plan Medicare Advantage Program.

Standard 8 - Participation in Master Business Associate Agreement

Controlled Affiliates shall comply with the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees to the extent they perform the functions of a business associate or subcontractor to a business associate, as defined by the Business Associate Agreement.

Amended as of November 15, 2007

EXHIBIT B

ROYALTY FORMULA FOR SECTION 9 OF THE
CONTROLLED AFFILIATE LICENSE AGREEMENTS
APPLICABLE TO REGIONAL MEDICARE ADVANTAGE PPO PRODUCTS

Controlled Affiliate will pay BCBSA a fee for this license in accordance with the following formula:

An amount equal to its pro rata share of each Controlling Plan dues payable to BCBSA computed with the addition of the Controlled Affiliate's members using the Marks on regional MAPPO products and related services as reported on the Quarterly Enrollment Report with BCBSA. The payment by each Controlling Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

Amended as of June 14, 2007

Exhibit 1C
BLUE CROSS
CONTROLLED AFFILIATE LICENSE AGREEMENT
APPLICABLE TO REGIONAL MEDICARE PART D PRESCRIPTION DRUG PLAN PRODUCTS
(Adopted by Member Plans at their November 21, 2014 meeting)

This Agreement by and among Blue Cross and Blue Shield Association ("BCBSA") and _______ (“Controlled Affiliate"), a Controlled Affiliate of the Blue Cross Plan(s), known as _________ ("Controlling Plans"), each of which is also a Party signatory hereto.

WHEREAS, BCBSA is the owner of the BLUE CROSS and BLUE CROSS Design service marks;

WHEREAS, under the Medicare Modernization Act, companies may apply to and be awarded a contract by the Centers for Medicare and Medicaid Services (“CMS”) to offer Medicare Part D Prescription Drug Plan products in geographic regions designated by CMS (hereafter “regional PDP products).”

WHEREAS, some of the CMS-designated regions include the Service Areas, or portions thereof, of more than one Plan.

WHEREAS, the Controlling Plans and Controlled Affiliate desire that the latter be entitled to use the BLUE CROSS and BLUE CROSS Design service marks (collectively the "Licensed Marks") as service marks and be entitled to use the term BLUE CROSS in a trade name ("Licensed Name") to offer regional PDP products in a region that includes the Service Areas, or portions thereof, of more than one Controlling Plan;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    GRANT OF LICENSE

Subject to the terms and conditions of this Agreement, BCBSA hereby grants to Controlled Affiliate the right to use the Licensed Marks and Name in connection with, and only in connection with the sale, marketing and administration of regional PDP products and related services.

This grant of rights is non-exclusive and is limited to the following states: _________________ (the “Region”). Controlled Affiliate may use the Licensed

Marks and Name in its legal name on the following conditions: (i) the legal name must be approved in advance, in writing, by BCBSA; (ii) Controlled Affiliate shall not do business outside the Region under any name or mark except business conducted in the Service Area of a Controlling Plan provided that Controlled Affiliate is separately licensed by BCBSA to use the Licensed Marks and Name in connection with health care plans and related services in the Service Area of such Controlling Plan; and (iii) Controlled Affiliate shall not use the Licensed Marks and Name, or any derivative thereof, as part of any name or symbol used to identify itself in any securities market. Controlled Affiliate may use the Licensed Marks and Name in its Trade Name only with the prior, written, consent of BCBSA.

2.    QUALITY CONTROL

A.    Controlled Affiliate agrees to use the Licensed Marks and Name only in connection with the licensed services and further agrees to be bound by the conditions regarding quality control shown in attached Exhibit A as they may be amended by BCBSA from time-to-time.

B.    Controlled Affiliate agrees to comply with all applicable federal, state and local laws.

C.    Controlled Affiliate agrees that it will provide on an annual basis (or more often if reasonably required by the Controlling Plans or by BCBSA) a report or reports to the Controlling Plans and BCBSA demonstrating Controlled Affiliate's compliance with the requirements of this Agreement including but not limited to the quality control provisions of this paragraph and the attached Exhibit A.

D.    Controlled Affiliate agrees that the Controlling Plans and/or BCBSA may, from time-to-time, upon reasonable notice, review and inspect the manner and method of Controlled Affiliate's rendering of service and use of the Licensed Marks and Name.

E.    As used herein, a Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1)    Controlled Affiliate is owned or controlled by two or more Controlling Plans;

(2)    Each Controlling Plan is authorized pursuant to a separate Blue Cross License Agreement to use the Licensed Marks in a geographic area in the Region and every geographic area in the Region is so licensed to at least one of the Controlling Plans; and

(3)    The Controlling Plans must have the legal authority directly or indirectly through wholly-owned subsidiaries:

(a)     to select members of the Controlled Affiliate’s governing body having not less than 100% voting control thereof;

(b)    to prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plans do not concur;

(c)    to exercise control over the policy and operations of the Controlled Affiliate; and

Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by each of the Controlling Plans before the Controlled Affiliate can:

(i)	change its legal and/or trade names;

(ii)
change the geographic area in which it operates (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iii)
change any of the type(s) of businesses in which it engages (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iv)	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Controlling Plans directly or indirectly through wholly-owned subsidiaries shall own 100% of any for-profit Controlled Affiliate.

3.    SERVICE MARK USE

A.    Controlled Affiliate recognizes the importance of a comprehensive national network of independent BCBSA licensees which are committed to strengthening the Licensed Marks and Name. The Controlled Affiliate further recognizes that its actions within the Region may affect the value of the Licensed Marks and Name nationwide.

B.    Controlled Affiliate shall at all times make proper service mark use of the Licensed Marks and Name, including but not limited to use of such symbols or words as BCBSA shall specify to protect the Licensed Marks and Name and shall comply with such rules (generally applicable to Controlled Affiliates licensed to use the Licensed Marks and Name) relative to service mark use, as are issued from time-to-time by BCBSA. Controlled Affiliate recognizes and agrees that all use of the Licensed Marks and Name by Controlled Affiliate shall inure to the benefit of BCBSA.

C.    Controlled Affiliate may not directly or indirectly use the Licensed Marks and Name in a manner that transfers or is intended to transfer in the Region the goodwill associated therewith to another mark or name, nor may Controlled Affiliate engage in activity that may dilute or tarnish the unique value of the Licensed Marks and Name.

D.    Controlled Affiliate shall use its best efforts to promote and build the value of the Licensed Marks and Name in connection with the sale, marketing and administration of regional PDP products and related services.

4.    SUBLICENSING AND ASSIGNMENT

    Controlled Affiliate shall not, directly or indirectly, sublicense, transfer, hypothecate, sell, encumber or mortgage, by operation of law or otherwise, the rights granted hereunder and any such act shall be voidable at the sole option of any Controlling Plan or BCBSA. This Agreement and all rights and duties hereunder are personal to Controlled Affiliate.

5.    INFRINGEMENT

Controlled Affiliate shall promptly notify the Controlling Plans and the Controlling Plans shall promptly notify BCBSA of any suspected acts of infringement, unfair competition or passing off that may occur in relation to the Licensed Marks and Name. Controlled Affiliate shall not be entitled to require the Controlling Plans or BCBSA to take any actions or institute any proceedings to prevent infringement, unfair competition or passing off by third parties. Controlled Affiliate agrees to render to the Controlling Plans and BCBSA, without charge, all reasonable assistance in connection with any matter pertaining to the protection of the Licensed Marks and Name by BCBSA.

6.    LIABILITY INDEMNIFICATION

Controlled Affiliate and the Controlling Plans hereby agree to save, defend, indemnify and hold BCBSA harmless from and against all claims, damages, liabilities and costs of every kind, nature and description (except those arising solely as a result of BCBSA's negligence) that may arise as a result of or related to Controlled Affiliate's rendering of services under the Licensed Marks and Name.

7.    LICENSE TERM

A.    Except as otherwise provided herein, the license granted by this Agreement shall remain in effect for a period of one (1) year and shall be automatically extended for additional one (1) year periods unless terminated pursuant to the provisions herein.

B.    This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that: (i) any one of the Controlling Plans ceases to be authorized to use the Licensed Marks and Name; or (ii) pursuant to Paragraph 15(a)(x) of the Blue Cross License Agreement any one of the Controlling Plans ceases to be authorized to use the Licensed Names and Marks in the Region.

C.     Notwithstanding any other provision of this Agreement, this license to use the Licensed Marks and Name may be forthwith terminated by the Controlling Plans or the affirmative vote of the majority of the Board of Directors of BCBSA present and voting at a special meeting expressly called by BCBSA for the purpose on ten (10) days written notice to the Controlling Plans advising of the specific matters at issue and granting the Controlling Plans an opportunity to be heard and to present their response to the Board for: (1) failure to comply with any applicable minimum capital or liquidity requirement under the quality control standards of this

Agreement; or (2) failure to comply with the "Organization and Governance" quality control standard of this Agreement; or (3) impending financial insolvency; or
(4) failure to comply with any of the applicable requirements of Standards 2, 3, 4, or 5 of attached Exhibit A; or (5) the pendency of any action instituted against the Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business or seeking the declaration or establishment of a trust for any of its property or business, unless this Controlled Affiliate License Agreement has been earlier terminated under paragraph 7(E); or (6) such other reason as is determined in good faith immediately and irreparably to threaten the integrity and reputation of BCBSA, the Plans (including the Controlling Plans), any other licensee including Controlled Affiliate and/or the Licensed Marks and Name.

D.    Except as otherwise provided in Paragraphs 7(B), 7(C) or 7(E) herein, should Controlled Affiliate fail to comply with the provisions of this Agreement and not cure such failure within thirty (30) days of receiving written notice thereof (or commence a cure within such thirty day period and continue diligent efforts to complete the cure if such curing cannot reasonably be completed within such thirty day period) BCBSA or the Controlling Plans shall have the right to issue a notice that the Controlled Affiliate is in a state of noncompliance. If a state of noncompliance as aforesaid is undisputed by the Controlled Affiliate or is found to exist by a mandatory dispute resolution panel and is uncured as provided above, BCBSA shall have the right to seek judicial enforcement of the Agreement or to issue a notice of termination thereof. Notwithstanding any other provisions of this Agreement, any disputes as to the termination of this License pursuant to Paragraphs 7(B), 7(C) or 7(E) of this Agreement shall not be subject to mediation and mandatory dispute resolution. All other disputes between or among BCBSA, any of the Controlling Plans and/or Controlled Affiliate shall be submitted promptly to mediation and mandatory dispute resolution. The mandatory dispute resolution panel shall have authority to issue orders for specific performance and assess monetary penalties. Except, however, as provided in Paragraphs 7(B) and 7(E) of this Agreement, this license to use the Licensed Marks and Name may not be finally terminated for any reason without the affirmative vote of a majority of the present and voting members of the Board of Directors of BCBSA.

E.    This Agreement and all of Controlled Affiliate's rights hereunder shall immediately terminate without any further action by any party or entity in the event that:

(1)    Controlled Affiliate shall no longer comply with item 2(E) above;

(2)    Appropriate dues, royalties and other payments for Controlled Affiliate pursuant to paragraph 9 hereof, which are the royalties for this License Agreement, are more than sixty (60) days in arrears to BCBSA; or

(3)    Any of the following events occur: (i) a voluntary petition shall be filed by Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief, or (ii) an involuntary petition or proceeding shall be filed against Controlled Affiliate seeking bankruptcy, reorganization, arrangement with creditors or other relief under the bankruptcy laws of the United States or any other law governing insolvency or debtor relief and such petition or proceeding is consented to or acquiesced in by Controlled Affiliate or is not dismissed within sixty (60) days of the date upon which the petition or other document commencing the proceeding is served upon the Controlled Affiliate, or (iii) an order for relief is entered against Controlled Affiliate in any case under the bankruptcy laws of the United States, or Controlled Affiliate is adjudged bankrupt or insolvent as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois by any court of competent jurisdiction, or (iv) Controlled Affiliate makes a general assignment of its assets for the benefit of creditors, or (v) any government or any government official, office, agency, branch, or unit assumes control of Controlled Affiliate or delinquency proceedings (voluntary or involuntary) are instituted, or (vi) an action is brought by Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business, or (vii) an action is instituted by any governmental entity or officer against Controlled Affiliate seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property or business and such action is consented to or acquiesced in by Controlled Affiliate or is not dismissed within one hundred thirty (130) days of the date upon which the pleading or other document commencing the action is served upon the Controlled Affiliate, provided that if the action is stayed or its prosecution is enjoined, the one hundred thirty (130) day period is tolled for the duration of the stay or injunction, and provided further, that the Association’s Board of Directors may toll or extend the 130 day period at any time prior to its expiration, or (viii) a trustee, interim trustee, receiver or other custodian for any of Controlled Affiliate's property or business is appointed or the Controlled Affiliate is ordered dissolved or liquidated. Notwithstanding any other provision of this Agreement, a declaration or a request for declaration of the existence of a trust over any of the Controlled Affiliate’s property or business shall not in itself be deemed to constitute or seek appointment of a trustee, interim trustee, receiver or other custodian for purposes of subparagraphs 7(E)(3)(vii) and (viii) of this Agreement.

F.    Upon termination of this Agreement for cause or otherwise, Controlled Affiliate agrees that it shall immediately discontinue all use of the Licensed Marks and Name, including any use in its trade name, except to the extent that it continues to be authorized to use the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan.

G.    Upon termination of this Agreement, Controlled Affiliate shall immediately notify all of its customers to whom it provides products or services under the Licensed Marks pursuant to this Agreement that it is no longer a licensee of BCBSA and, if directed by the Association’s Board of Directors, shall provide instruction on how the customer can contact BCBSA or a designated licensee to obtain further information on securing coverage. The notification required by this paragraph shall be in writing and in a form approved by BCBSA. The BCBSA shall have the right to audit the terminated entity's books and records to verify compliance with this paragraph.

H.    In the event this Agreement terminates pursuant to 7(B) hereof, upon termination of this Agreement the provisions of Paragraph 7(G) shall not apply and the following provisions shall apply, except that, in the event that Controlled Affiliate is separately licensed by BCBSA to use the Licensed Marks in the Service Area of a Controlling Plan and termination of this Agreement is due to a partial termination of such Controlling Plan’s license pursuant to Paragraph 15(a)(x)(ii) of the Blue Cross License Agreement, the notices, national account listing, payment, and audit right listed below shall be applicable solely with respect to the Region and the geographic area for which the Controlling Plan’s license to use the Licensed Names and Marks is terminated:

(1)    The Controlled Affiliate shall send a notice through the U.S. mails, with first class postage affixed, to all individual and group customers, providers, brokers and agents of products or services sold, marketed, underwritten or administered by the Controlled Affiliate under the Licensed Marks and Name. The form and content of the notice shall be specified by BCBSA and shall, at a minimum, notify the recipient of the termination of the license, the consequences thereof, and instructions for obtaining alternate products or services licensed by BCBSA. This notice shall be mailed within 15 days after termination.

(2)    The Controlled Affiliate shall deliver to BCBSA within five days of a request by BCBSA a listing of national accounts in which the Controlled Affiliate is involved (in a control, participating or servicing capacity), identifying the national account and the Controlled Affiliate’s role therein.

(3)    Unless the cause of termination is an event respecting BCBSA stated in paragraph 15(a) or (b) of the Plan’s license agreement with BCBSA to use the Licensed Marks and Name, the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans shall be jointly liable for payment to BCBSA of an amount equal to $25 multiplied by the number of Licensed Enrollees of the Controlled Affiliate; provided that if any Plan other than a Controlling Plan is permitted by BCBSA to use marks or names licensed by BCBSA in a geographic area in the Region, the payment for Licensed Enrollees in such geographic area shall be multiplied by a fraction, the numerator of which is the number of Licensed Enrollees of the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans in such geographic area and the denominator of which is the total number of Licensed Enrollees in such geographic area. Licensed Enrollee means each and every person and covered dependent who is enrolled as an individual or member of a group receiving products or services sold, marketed or administered under marks or names licensed by BCBSA as determined at the earlier of (i) the end of the last fiscal year of the terminated entity which ended prior to termination or (ii) the fiscal year which ended before any transactions causing the termination began. Notwithstanding the foregoing, the amount payable pursuant to this subparagraph H. (3) shall be due only to the extent that, in BCBSA’s opinion, it does not cause the net worth of the Controlled Affiliate, the Controlling Plans or any other Licensed Controlled Affiliates of the Controlling Plans to fall below 100% of the Health Risk-Based Capital formula, or its equivalent under any successor formula, as set forth in the applicable financial responsibility standards established by BCBSA (provided such equivalent is approved for purposes of this subparagraph by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans); measured as of the date of termination, and adjusted for the value of any transactions not made in the ordinary course of business. This payment shall not be due in connection with transactions exclusively by or among Plans (including the Controlling Plans) or their affiliates, including reorganizations, combinations or mergers, where the BCBSA Board of Directors determines that the license termination does not result in a material diminution in the number of Licensed Enrollees or the extent of their coverage. In the event that the Controlled Affiliate’s license is reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, BCBSA shall reimburse the Controlled Affiliate (and/or the Controlling Plans or their other Licensed Controlled Affiliates, as the case may be) for payments made under this subparagraph 7.H.(3) only to the extent that such payments exceed the amounts due to BCBSA pursuant to paragraph 7.K. and any costs associated with reestablishing the terminated Controlling Plan’s Service Area or the Region, including any payments made by BCBSA to a Plan or Plans (including the other Controlling Plans), or their Licensed Controlled Affiliates, for purposes of replacing the Controlled Affiliate.

(4)    BCBSA shall have the right to audit the books and records of the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans to verify compliance with this paragraph 7.H.

(5)    As to a breach of 7.H.(1), (2), (3) or (4), the parties agree that the obligations are immediately enforceable in a court of competent jurisdiction. As to a breach of 7.H.(1), (2) or (4) by the Controlled Affiliate, the parties agree there is no adequate remedy at law and BCBSA is entitled to obtain specific performance.

I.    BCBSA shall be entitled to enjoin the Controlled Affiliate or any related party in a court of competent jurisdiction from entry into any transaction which would result in a termination of this Agreement unless a Controlling Plan’s license from BCBSA to use the Licensed Marks and Names has been terminated pursuant to 10(d) of such Controlling Plan’s license agreement upon the required 6 month written notice.

J.    BCBSA acknowledges that it is not the owner of assets of the Controlled Affiliate.

K.    In the event this Agreement terminates and is subsequently reinstated by BCBSA or is deemed to have remained in effect without interruption by a court of competent jurisdiction, the Controlled Affiliate, the Controlling Plans, and any other Licensed Controlled Affiliates of the Controlling Plans shall be jointly liable for reimbursing BCBSA the reasonable costs incurred by BCBSA in connection with the termination and the reinstatement or court action, and any associated legal proceedings, including but not limited to: outside legal fees, consulting fees, public relations fees, advertising costs, and costs incurred to develop, lease or establish an interim provider network. Any amount due to BCBSA under this subparagraph may be waived in whole or in part by the BCBSA Board of Directors in its sole discretion.

8.    DISPUTE RESOLUTION

The parties agree that any disputes between or among them or between or among any of them and one or more Plans or Controlled Affiliates of Plans that use in any manner the Blue Cross and Blue Cross Marks and Name are subject to the Mediation and Mandatory Dispute Resolution process attached to and made a part of each Controlling Plan’s License from BCBSA to use the Licensed Marks and Name as Exhibit 5 as amended from time-to-time, which documents are incorporated herein by reference as though fully set forth herein.

9.    LICENSE FEE

Controlled Affiliate will pay to BCBSA a fee for this License determined pursuant to the formula(s) set forth in Exhibit B.

10.    JOINT VENTURE

Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency or employment relationship between the Controlling Plans and Controlled Affiliate or between either and BCBSA.

11.    NOTICES AND CORRESPONDENCE

Notices regarding the subject matter of this Agreement or breach or termination thereof shall be in writing and shall be addressed in duplicate to the last known address of each other party, marked respectively to the attention of its President and, if any, its General Counsel.

12.    COMPLETE AGREEMENT

This Agreement contains the complete understandings of the parties in relation to the subject matter hereof. This Agreement may only be amended by the affirmative vote of three-fourths of the Plans and three-fourths of the total then current weighted vote of all the Plans as officially recorded by the BCBSA Corporate Secretary.

13.    SEVERABILITY

If any term of this Agreement is held to be unlawful by a court of competent jurisdiction, such findings shall in no way affect the remaining obligations of the parties hereunder and the court may substitute a lawful term or condition for any unlawful term or condition so long as the effect of such substitution is to provide the parties with the benefits of this Agreement.

14.    NONWAIVER

No waiver by BCBSA of any breach or default in performance on the part of Controlled Affiliate or any other licensee of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent breach or default in performance of said terms, covenants or conditions.

14A.    VOTING

For all provisions of this Agreement referring to voting, the term ‘Plans’ shall mean all entities licensed under the Blue Cross License Agreement and/or the Blue Shield License Agreement, and in all votes of the Plans under this Agreement the Plans shall vote together. For weighted votes of the Plans, the Plan shall have a number of votes equal to the number of weighted votes (if any) that it holds as a Blue Cross Plan plus the number of weighted votes (if any) that it holds as a Blue Shield Plan. For all other votes of the Plans, the Plan shall have one vote. For all questions requiring an affirmative three-fourths weighted vote of the Plans, the requirement shall be deemed satisfied with a lesser weighted vote unless the greater of: (i) 6/52 or more of the Plans (rounded to the nearest whole number, with

0.5 or multiples thereof being rounded to the next higher whole number) fail to cast weighted votes in favor of the question; or (ii) three (3) of the Plans fail to cast weighted votes in favor of the question. Notwithstanding the foregoing provision, if there are thirty-nine (39) Plans, the requirement of an affirmative three-fourths weighted vote shall be deemed satisfied with a lesser weighted vote unless four (4) or more Plans fail to cast weighted votes in favor of the question.

15.    GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

16.    HEADINGS

The headings inserted in this agreement are for convenience only and shall have no bearing on the interpretation hereof.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and effective as of the date of last signature written below.

Controlled Affiliate:

By:________________________________________

Date:______________________________________

Controlling Plan:

By: ________________________________________

Date:_______________________________________

Controlling Plan:

By: ________________________________________

Date:_______________________________________

BLUE CROSS AND BLUE SHIELD ASSOCIATION

By:________________________________________

Date:______________________________________

EXHIBIT A

CONTROLLED AFFILIATE LICENSE STANDARDS
APPLICABLE TO REGIONAL MEDICARE
PART D PRESCRIPTION DRUG PLAN PRODUCTS
November 2014

PREAMBLE

The standards for licensing Controlled Affiliates for Medicare Part D Prescription Drug Plan Products are established by BCBSA and are subject to change from time-to-time upon the affirmative vote of three-fourths (3/4) of the Plans and three-fourths (3/4) of the total weighted vote. Each Controlling Plan is required to use a standard Controlled Affiliate license form provided by BCBSA and to cooperate fully in assuring that the licensed Controlled Affiliate maintains compliance with the license standards.

Standard 1 - Organization and Governance

A Controlled Affiliate is defined as an entity organized and operated in such a manner, that it meets the following requirements:

(1)    Controlled Affiliate is owned or controlled by two or more Controlling Plans;

(2)    Each Controlling Plan is authorized pursuant to a separate Blue Cross License Agreement to use the Licensed Marks in a geographic area in the Region and every geographic area in the Region is so licensed to at least one of the Controlling Plans; and

(3)    The Controlling Plans must have the legal authority directly or indirectly through wholly-owned subsidiaries:

(a)     to select members of the Controlled Affiliate’s governing body having not less than 100% voting control thereof;

(b)    prevent any change in the articles of incorporation, bylaws or other establishing or governing documents of the Controlled Affiliate with which the Controlling Plans do not concur;

(c)    exercise control over the policy and operations of the Controlled Affiliate; and

EXHIBIT A (continued)

Notwithstanding anything to the contrary in (a) through (c) hereof, the Controlled Affiliate’s establishing or governing documents must also require written approval by each of the Controlling Plans before the Controlled Affiliate can:

(i)	change its legal and/or trade names;

(ii)
change the geographic area in which it operates (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iii)
change any of the type(s) of businesses in which it engages (except such approval shall not be required with respect to business of the Controlled Affiliate conducted under the Licensed Marks within the Service Area of one of the Controlling Plans pursuant to a separate controlled affiliate license agreement with BCBSA sponsored by such Controlling Plan);

(iv)	take any action that any Controlling Plan or BCBSA reasonably believes will adversely affect the Licensed Marks and Name.

In addition, the Controlling Plans directly or indirectly through wholly-owned subsidiaries shall own 100% of any for-profit Controlled Affiliate.

Standard 2 - Financial Responsibility

A Controlled Affiliate shall be operated in a manner that provides reasonable financial assurance that it can fulfill all of its contractual obligations to its customers.

Standard 3 - State Licensure/Certification

A Controlled Affiliate shall maintain appropriate and unimpaired licensure and certifications.

EXHIBIT A (continued)

Standard 4 - Certain Disclosures

A Controlled Affiliate shall make adequate disclosure in contracting with third parties and in disseminating public statements of:

a.	the structure of the Blue Cross and Blue Shield System; and

b.	the independent nature of every licensee.

Standard 5 - Reports and Records for Controlled Affiliates

A Controlled Affiliate and/or its Controlling Plans shall furnish, on a timely and accurate basis, reports and records relating to these Standards and the License Agreements between BCBSA and Controlled Affiliate.

Standard 6 - Best Efforts

During each year, a Controlled Affiliate shall use its best efforts to promote and build the value of the Blue Cross Marks.

Standard 7 - Participation in Master Business Associate Agreement

Controlled Affiliates shall comply with the terms of the Business Associate Agreement for Blue Cross and Blue Shield Licensees to the extent they perform the functions of a business associate or subcontractor to a business associate, as defined by the Business Associate Agreement.

EXHIBIT B

ROYALTY FORMULA FOR SECTION 9 OF THE
CONTROLLED AFFILIATE LICENSE AGREEMENTS
APPLICABLE TO REGIONAL MEDICARE PART D PRESCRIPTION DRUG PLAN PRODUCTS

Controlled Affiliate will pay BCBSA a fee for this license in accordance with the following formula:

An amount equal to its pro rata share of each Controlling Plan dues payable to BCBSA computed with the addition of the Controlled Affiliate's members using the Marks on regional PDP products and related services as reported on the Quarterly Enrollment Report with BCBSA. The payment by each Controlling Plan of its dues to BCBSA, including that portion described in this paragraph, will satisfy the requirement of this paragraph, and no separate payment will be necessary.

Amended as of June 14, 2007

EXHIBIT 2

Membership Standards

Preamble

The Membership Standards apply to all organizations seeking to become or to continue as Regular Members of the Blue Cross and Blue Shield Association. Any organization seeking to become a Regular Member must be found to be in substantial compliance with all Membership Standards at the time membership is granted and the organization must be found to be in substantial compliance with all Membership Standards for a period of two (2) years preceding the date of its application. If Membership is sought by an entity which controls or is controlled by one or more Plans, such compliance shall be determined on the basis of compliance by such Plan or Plans.

The Regular Member Plans shall have authority to interpret these Standards.

A Regular Member Plan that operates as a “Shell Holding Company” is defined as an entity that assumes no underwriting risk and has less than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) and less than 5% of the consolidated enterprise net general and administrative expenses.

A Regular Member Plan that operates as a “Hybrid Holding Company” is defined as an entity that assumes no underwriting risk and has either more than 1% of the consolidated enterprise assets (excludes investments in subsidiaries) or more than 5% of the consolidated enterprise net general and administrative expenses.

Standard 1:
A Plan shall maintain a governing Board, which shall control the Plan and ensure that the Plan follows appropriate practices of corporate governance. A Plan's Board shall not be controlled by any special interest group, shall make an annual determination that a majority of its directors are independent, and shall act in the best interest of its Corporation and its customers. The Board shall be composed of a majority of persons other than providers of health care services, who shall be known as public members. A public member shall not be an employee of or have a financial interest in a health care provider, nor be a member of a profession which provides health care services.

Amended as of March 15, 2007

EXHIBIT 2

Membership Standards

Standard 2:
A Plan shall furnish to the Association on a timely and accurate basis reports and records relating to compliance with these Standards and the License Agreements between the Association and the Plans. Such reports and records are the following:

A.    BCBSA Membership Information Request;

B.    Biennial trade name and service mark usage material, including disclosure material under Standard 7;

C.    Changes in the governance of the Plan, including changes in a Plan's Charter, Articles of Incorporation, or Bylaws, changes in a Plan's Board composition, or changes in the identity of the Plan's Principal Officers;

D.    Quarterly Financial Report, Semi-annual “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC, Annual Budget, Annual Certified Audit Report, Insurance Department Examination Report, Annual Statement filed with State Insurance Department (with all attachments), Plan, Subsidiary and Affiliate Report; and

•	Plans that are a Shell Holding Company as defined in the Preamble hereto are required to furnish only a calendar year-end “Health Risk-Based Capital (HRBC) Report” as defined by the NAIC.

Amended as of November 17, 2011

EXHIBIT 2

Membership Standards

E.    Quarterly Enrollment Report, Quarterly Member Touchpoint Measures Index (MTM) through 12/31/2011, and Semi-annual MTM Index starting 1/1/2012 and thereafter.

•	For purposes of MTM reporting only, a Plan shall file a separate MTM report for each Geographic Market.

Standard 3:	A Plan shall be operated in a manner that provides reasonable financial assurance that it can fulfill its contractual obligations to its customers.

Standard 4:	A Plan shall be operated in a manner responsive to customer needs and requirements.

Standard 5:
A Plan shall effectively and efficiently participate in each national program as from time to time may be adopted by the Member Plans for the purposes of providing portability of membership between the Plans and ease of claims processing for customers receiving benefits outside of the Plan's Service Area.

Such programs are applicable to Blue Cross and Blue Shield Plans, and include:

A.    Inter-Plan Teleprocessing System (ITS);
B.    BlueCard Program;
C.    National Account Programs;
D.     Business Associate Agreement for Blue Cross and Blue Shield Licensees, effective April 14, 2003; and
E.    Inter-Plan Medicare Advantage Program.

Amended as of November 21, 2014

EXHIBIT 2

Membership Standards

Standard 6:
In addition to requirements under the national programs listed in Standard 5: Participation in National Programs, a Plan shall take such action as required to ensure its financial performance in programs and contracts of an inter-Plan nature or where the Association is a party.

Standard 7:
A Plan shall make adequate disclosure in contracting with third parties and in disseminating public statements of (i) the structure of the Blue Cross and Blue Shield System, (ii) the independent nature of every Plan, and (iii) the Plan's financial condition.

Standard 8:
A Plan shall cooperate with the Association's Board of Directors and its Brand Enhancement & Protection Committee in the administration of the Plan Performance Response Process and in addressing Plan performance problems identified thereunder.

Standard 9:	A Plan shall obtain a rating of its financial strength from an independent rating agency approved by the Association's Board of Directors for such purpose.

Standard 10:
Notwithstanding any other provision in this License Agreement, during each year, a Plan and its Controlled Affiliate(s) engaged in providing licensable services (excluding Life Insurance and Charitable Foundation Services) shall use their best efforts to promote and build the value of the Blue Cross Marks.

Standard 11:
Neither a Plan nor any Larger Controlled Affiliate shall cause or permit an entity other than a Plan or a Licensed Controlled Affiliate thereof to obtain control of the Plan or Larger Controlled Affiliate or to acquire a substantial portion of its assets related to licensable services.

Amended as of June 16, 2005

EXHIBIT 2

Membership Standards

Standard 12:	No provider network, or portion thereof, shall be rented or otherwise made available to a National Competitor if the Licensed Marks or Names are used in any way with such network.

A provider network may be rented or otherwise made available, provided there is no use of the Licensed Marks or Names with respect to the network being rented.

Amended as of March 18, 2004

EXHIBIT 3

GUIDELINES WITH RESPECT TO USE OF
LICENSED NAME AND MARKS IN CONNECTION WITH NATIONAL ACCOUNTS

1.    The strength of the Blue Cross/Blue Cross National Accounts mechanism, and the continued provision of cost effective, quality health care benefits to National Accounts, are predicated on locally managed provider networks coordinated on a national scale in a manner consistent with effective service to National Account customers and consistent with the preservation of the integrity of the Blue Cross/Blue Shield system and the Licensed Marks. These guidelines shall be interpreted in keeping with such ends.

2.    A National Account is an entity with employee and/or retiree locations in more than one Plan's Service Area. Unless otherwise agreed, a National Account is deemed located in the Service Area in which the corporate headquarters of the National Account is located. A local plant, office or division headquarters of an entity may be deemed a separate National Account when that local plant, office or division headquarters 1) has employee locations in more than one Service Area, and 2) has independent health benefit decision-making authority for the employees working at such local plant, office or division headquarters and for employees working at other locations outside the Service Area. In such a case, the local plant, office or division headquarters is a National Account that is deemed located in the Service Area in which such local plant, office or division headquarters is located. The Control Plan of a National Account is the Plan in whose Service Area the National Account is located. A participating ("Par") Plan is a Plan in whose Service Area the National Account has employee and/or retiree locations, but in which the National Account is not located. In the event that a National Account parent company consolidates health benefit-decision making for itself and its wholly-owned subsidiary companies, the parent company and the subsidiary companies shall be considered one National Account. The Control Plan for such a National Account shall be the Plan in whose Service Area the parent company headquarters is located.

3.    The National Account Guidelines enunciated herein below shall be applicable only with respect to the business of new National Accounts acquired after January 1, 1991.

4.    Control Plans shall utilize National Account identification cards complying with then currently effective BCBSA graphic standards in connection with all National Accounts business to facilitate administration thereof, to minimize subscriber and provider confusion, and to reflect a commitment to cooperation among Plans.

Amended as of June 12, 2003

EXHIBIT 3

5.    Disputes among Plans and/or BCBSA as to the interpretation or implementation of these Guidelines or as to other National Accounts issues shall be submitted to mediation and mandatory dispute resolution as provided in the License Agreement. For two years from the effective date of the License Agreement, however, such disputes shall be subject to mediation only, with the results of such mediation to be collected and reported in order to establish more definitive operating parameters for National Accounts business and to serve as ground rules for future binding dispute resolution.

6.    The Control Plan may use the BlueCard Program (as defined by IPPC) to deliver benefits to employees and non-Medicare eligible retirees in a Participating Plan’s service area if an alternative arrangement with the Participating Plan cannot be negotiated. The Participating Plan’s minimum servicing requirement for those employees and non-Medicare retirees in its service area is to deliver benefits using the BlueCard Program. Account delivery is subject to the policies, provisions and procedures of the BlueCard Program.

7.    For provider payments in a Participating Plan’s area (on non-BlueCard claims), payment to the provider may be made by the Participating Plan or the Control Plan at the Participating Plan's option. If the Participating Plan elects to pay the provider, it may not withhold payment of a claim verified by the Control Plan or its designated processor, and payment must be in conformity with service criteria established by the Board of Directors of BCBSA (or an authorized committee thereof) to assure prompt payment, good service and minimum confusion with providers and subscribers. The Control Plan, at the Participating Plan's request, will also assure that measures are taken to protect the confidentiality of the data pertaining to provider reimbursement levels and profiles.

Amended as of June 14, 1996

EXHIBIT 3

8.    The Control Plan, in its financial agreements with a National Account, is expected to reasonably reflect the aggregate amount of differentials passed along to the Control Plan by all Participating Plans in a National Account.

9.    Other than in contracting with health care providers or soliciting such contracts in areas contiguous to a Plan's Service Area in order to serve its subscribers or those of its licensed Controlled Affiliate residing or working in its Service Area, a Control Plan may not use the Licensed Marks and/or Name, as a tag line or otherwise, to negotiate directly with providers outside its Service Area.

Amended as of March 13, 2003

EXHIBIT 4

GOVERNMENT PROGRAMS AND CERTAIN OTHER USES

1.    A Plan and its licensed Controlled Affiliate may use the Licensed Marks and Name in bidding on and executing a contract to serve a Government Program, and in thereafter communicating with the Government concerning the Program. With respect, however, to such contracts entered into after the 1st day of January, 1991, the Licensed Marks and Name will not be used in communications or transactions with beneficiaries or providers in the Government Program located outside a Plan's Service Area, unless the Plan can demonstrate to the satisfaction of BCBSA's governing body that such a restriction on use of the Licensed Marks and Name will jeopardize its ability to procure the contract for the Government Program. As to both existing and future contracts for Government Programs, Plans will discontinue use of the Licensed Marks and Name as to beneficiaries and Providers outside their Service Area as expeditiously as circumstances reasonably permit. Effective January 1, 1995, except as provided in the first sentence above, all use by a Plan of the Licensed Marks and Name in Government Programs outside of the Plan's Service Area shall be discontinued. Incidental communications outside a Plan's Service Area with resident or former resident beneficiaries of the Plan, and other categories of necessary incidental communications approved by BCBSA, are not prohibited. For purposes of this Paragraph 1, the term “Government Programs” shall mean Medicare Part A, Medicare Part B and other non-risk government programs.

2.    In connection with activity otherwise in furtherance of the License Agreement, a Plan and its Controlled Affiliates that are licensed to use the Licensed Marks and Name in its Service Area pursuant to the Controlled Affiliate License Agreements authorized in clauses a) through c) of Paragraph 2 of the Plan’s License Agreement with BCBSA may use the Licensed Marks and Name outside the Plan’s Service Area in the following circumstances which are deemed legitimate and necessary and not likely to cause consumer confusion:

2.1	Common Business Communications

a.    sending letterhead, envelopes, and similar items solely for administrative purposes (e.g., not for purposes of marketing, advertising, promoting, selling or soliciting the sale of health care plans and related services);

b.    distributing business cards other than in marketing and selling;

c.     advertising in publications or electronic media solely to persons for employment;

Amended as of June 19, 2014

EXHIBIT 4

2.2    Marketing Spillover

a.     advertising in print, electronic or other media which serve, as a substantial market, the Service Area of the Plan or licensed Controlled Affiliate, provided that no Plan or Controlled Affiliate may advertise outside its Service Area on the national broadcast and cable networks and that advertisements in national print media are limited to the smallest regional edition encompassing the Service Area;

b.     advertising by direct mail where the addressee's zip code plus 4 includes, at least in part, the Plan's Service Area or that of a licensed Controlled Affiliate;

2.3    Provider Contracting

a.    contracting with health care providers or soliciting such contracts in areas contiguous to the Plan's Service Area in order to serve its subscribers or those of such licensed Controlled Affiliates residing or working in its service area;

b.     issuing a small sign containing the legal name or trade name of the Plan or such licensed Controlled Affiliates for display by a provider to identify the latter as a participating provider of the Plan or Controlled Affiliate;

c.     negotiating rates with a health care provider for services to a specific member, provided that all of the following conditions are met:

(1) the health care provider does not have a contract, applicable to the services rendered or to be rendered, with the Licensee (or any of the Licensees in the case of overlapping Service Areas) in whose Service Area the health care provider is located; and

(2) the Plan or Controlled Affiliate reasonably determines that the member did/does not have a reasonable opportunity to access a participating provider whose contract applies to the services rendered or to be rendered; and

(3) at least one of the following circumstances exists:

Amended as of June 19, 2014

EXHIBIT 4

(i)	the member received emergency services and the Plan or Controlled Affiliate knows or reasonably anticipates that the charges on the claim will meet or exceed $5,000; or

(ii)
a provider, in consultation pre- or post- treatment with the Plan or Controlled Affiliate, makes/made a treatment recommendation or referral to a non-par provider or to a par provider whose contract does not apply to the services to be rendered; or

(iii)
the member inadvertently accessed a non-par provider or non-contracted services in the course of receiving services from a par provider (e.g., the member sees a non-par consulting specialist in a participating hospital); and

(4)	the Licensee (and in the case of overlapping Service Areas, all of the Licensees) in whose Service Area the health care provider is located consent(s) in advance.

d.
contracting with a pharmacy management organization (“Pharmacy Intermediary”) to gain access to a national or regional pharmacy network to provide self-administered prescription drugs to deliver a pharmacy benefit for all of the Plan’s or licensed Controlled Affiliate’s members nationwide, provided, however, that the Pharmacy Intermediary may not use the Licensed Marks or Name in contracting with the pharmacy providers in such network;

Amended as of June 19, 2014

EXHIBIT 4

e.
contracting with the corporate owner of a national or regional retail pharmacy chain to gain access to the pharmacies in the chain to provide self-administered prescription drugs to deliver a pharmacy benefit for all of the Plan’s or licensed Controlled Affiliate’s members nationwide, provided that (1) the Plan and the Controlled Affiliate may not contract directly with pharmacists or pharmacy stores outside the Plan’s Service Area, and (2) neither the Plan’s or the Controlled Affiliate’s name nor the Licensed Marks or Name may be posted or otherwise displayed at or by any pharmacy store outside the Plan’s Service Area;

f.
contracting with a dental management organization (“Dental Intermediary”) to gain access to a national or regional dental network to deliver a routine dental benefit for all of the Plan’s or licensed Controlled Affiliate’s members nationwide, provided, however, that the Dental Intermediary may not use the Licensed Marks or Name in contracting with the dental providers in such network;

g.
contracting with a vision management organization (“Vision Intermediary”) to gain access to a national or regional vision network to deliver a routine vision benefit for all of the Plan’s or licensed Controlled Affiliate’s members nationwide, provided, however, that the Vision Intermediary may not use the Licensed Marks or Name in contracting with the vision providers in such network;

h.	contracting with an independent clinical laboratory for analysis and clinical assessment of specimens that are collected within the Plan’s Service Area;

i.
contracting with a durable medical equipment or home medical equipment company for durable medical equipment and supplies and home medical equipment and supplies that are shipped to a location within the Plan’s Service Area;

j.	contracting with a specialty pharmaceutical company for non-routine biological therapeutics that are ordered by a health care professional located within the Plan’s Service Area;

EXHIBIT 4

k.
contracting with a company that operates provider sites in the Plan’s Service Area, provided that the contract is solely for services rendered at a site (e.g., hospital, mobile van) that is within the Plan’s Service Area;

l.
contracting with a company that makes health care professionals available in the Plan’s Service Area (e.g., traveling home health nurse), provided that the contract is solely for services rendered by health care professionals who are located within the Plan’s Service Area.

2.4	Services to National Accounts

a.
in conjunction with contracting with a National Account as Control Licensee or Alternate Control Licensee (as those terms are defined in the Inter-Plan Programs Policies and Provisions (“IP Policies”)) to offer Blue-branded Health Coverage to the National Account, offering Blue-branded Health and Wellness Programs to all members of the National Account, including members who have not enrolled in the Blue-branded Health Coverage (“non-Blue Health Coverage members”), provided that:

(i)
the Plan and/or licensed Controlled Affiliate has no contact or interaction with providers outside of the Plan’s Service Area regarding such non-Blue Health Coverage members, except as specifically provided in the IP Policies; and

(ii)
if in accordance with IP Policies another Licensee is soliciting or servicing under the Brands a local plant, office or division of the account that is outside of the Plan’s Service Area, the Plan and/or licensed Controlled Affiliate may not offer Blue-branded Health and Wellness Programs to any employees working at such local plant, office or division without the consent of such other Licensee; and

(iii)
if the Plan and/or licensed Controlled Affiliate provides an information card to the non-Blue Health Coverage members, the card may not display the Symbols in the masthead, must contain a prominent disclosure conveying that it is not a health insurance card, and otherwise must be designed so that it is dissimilar to a Blue member identification card.

Amended as of June 19, 2014

EXHIBIT 4

For purposes of this subparagraph a, the following definitions apply:

“Health and Wellness Program” shall mean a program that includes at least one of the following elements or a related element:

•	Health Risk Assessment and/or Preventive Screenings

•	Exercise and Fitness Programs

•	Health and Wellness Events (e.g., attendance at a health fair, a 5K walk)

•	Nutrition and Weight Management

•	Health Education (e.g., smoking cessation classes)

•	Prenatal and Parenting Education

•	Disease or Chronic Condition Management

The above listing is intended to represent examples of the types of programs that may be offered, and other programs, including those offered through different media such as the internet or telephonically, may also be deemed Health and Wellness programs.

“Health Coverage” shall mean providing or administering medical, surgical, hospital, major medical, or catastrophic coverage, or any HMO, PPO, POS or other managed care plan for the foregoing services.

Amended as of June 19, 2014

EXHIBIT 4

2.4	Services to National Accounts (continued)

b.
in conjunction with contracting with a National Account as Control Licensee or Alternate Control Licensee to offer Blue-branded Health Coverage to the National Account, performing the Eligibility and Enrollment functions of HR administration for all benefit plans offered by the National Account to its members, including benefit plans that are not underwritten or administered by the Plan, provided that:

(i)
in performing such functions, the Plan and/or licensed Controlled Affiliate does not use the Brands in any communications with health care providers outside of the Plan’s Service Area, and otherwise limits its use of the Brands outside of the Service Area to communications with the account’s members, the other benefit plan providers with which the account has contracted and other reasonably necessary communications to perform such functions; and

(ii)
if in accordance with IP Policies another Licensee is soliciting or servicing under the Brands a local plant, office or division of the account that is outside of the Plan’s Service Area, the Plan and/or licensed Controlled Affiliate may not perform Eligibility and Enrollment functions for employees working at such local plant, office or division without the consent of such other Licensee;

For purposes of this subparagraph b, the following definitions apply:

“Health Coverage” has the meaning set forth in subparagraph 2.4.a.

Amended as of June 19, 2014

EXHIBIT 4

“Eligibility” means services that manage the account’s eligibility data and determine or process determinations relating to eligibility for benefit plans offered by the account to its employees, including such services as:

•	monitoring and auditing data to ensure that only entitled individuals are enrolled in each such benefit plan;

•	review of eligibility documentation (e.g. marriage licenses, birth certificates, student status verification letters, employment records);

•	identification of key member segments such as over-age dependents, part-time employees, employees reaching certain milestones (e.g. Medicare-eligible, retirees);

•	termination of coverage for those individuals found to be ineligible for coverage under a benefit plan, and, if applicable, generation of a COBRA event; and

•	management of “hour-banking” for union environments in which union members can bank hours to remain eligible for benefits.

“Enrollment” means services that enroll eligible individuals and their spouses/dependents or terminate or change their enrollment in the account’s benefit plans on an ongoing basis and during open enrollment periods, including such services as:

•	the coordination of each step in open enrollment process from project planning and system set-up to the generation of confirmation statements;

•	ongoing enrollment support for new hires and changes due to life events and work status adjustments;

•	evidence of insurability (EOI) administration for life and disability coverage;

•	transmission of eligibility/enrollment information to the account’s benefit plan providers;

•	review and reconciliation of error reports received from the account’s benefit plan providers; and

•	transmission of information to the account’s payroll
system (e.g., benefit deductions, employee demographic data).

Amended as of November 18, 2010

EXHIBIT 4

2.5    Knowledge Sharing

a.    submitting scholarly articles authored or co-authored by the Plan or Controlled Affiliate or its respective employees for publication in peer-reviewed journals;

b.    permitting an internal representative of the Plan or Controlled Affiliate (e.g., officer, employee) to speak or present at a conference or symposium for which the event sponsor will issue communications that will identify the Plan’s or Controlled Affiliate’s representative as a participant, provided that such use complies with regulations of general application specifically prescribed by BCBSA from time to time;

2.6    Other Uses

a.
entering into a license agreement between and among BCBSA, the Plan and a debit card issuer located outside the Plan’s Service Area, and entering into a corresponding operating agreement or agreements, in order to offer a debit card bearing the Licensed Marks and Name to eligible persons as defined by the aforementioned license agreement;

b.
appearing in communications issued by an independent third party to recognize outstanding performance of the Plan or Controlled Affiliate or a member of the Plan’s or Controlled Affiliate’s senior management as part of an established program of the third party for which the Plan has provided information to be considered for the recognition, provided that such use complies with regulations of general application specifically prescribed by BCBSA from time to time;

c.
to identify itself as being a joint sponsor of an event, program or activity along with other Plans or such Plans’ licensed Controlled Affiliates, provided that such use complies with regulations of general application specifically prescribed by BCBSA from time to time;

d.
hosting meetings or events in Washington, D.C. related to policy and business issues in the Plan’s Service Area, or hosting events in conjunction with the assemblies or conventions of national political parties, provided that such use complies with regulations of general application specifically prescribed by BCBSA from time to time;

Amended as of June 19, 2014

EXHIBIT 4

e.
permitting an affiliate that is not licensed to use the Licensed Marks to identify its corporate relationship with the Plan, provided that such use complies with regulations of general application specifically prescribed by BCBSA from time to time.

3.    In connection with activity otherwise in furtherance of the License Agreement, a Controlled Affiliate that is licensed to use the Licensed Marks and Name pursuant to a Controlled Affiliate License Agreement authorized in clauses d) or e) of Paragraph 2 of the Plan’s License Agreement with BCBSA may use the Licensed Marks and Name outside the Region (as that term is defined in such respective Controlled Affiliate License Agreements) in the following circumstances which are deemed legitimate and necessary and not likely to cause consumer confusion:

a.    sending letterhead, envelopes, and similar items solely for administrative purposes (e.g., not for purposes of marketing, advertising, promoting, selling or soliciting the sale of health care plans and related services);

b.    distributing business cards other than in marketing and selling;

c.    contracting with health care providers or soliciting such contracts in areas contiguous to the Region in order to serve its subscribers residing in the Region, provided that the Controlled Affiliate may not use the names of any of its Controlling Plans in connection with such contracting unless the provider is located in a geographic area that is also contiguous to such Controlling Plan’s Service Area;

d.     issuing a small sign containing the legal name or trade name of the Controlled Affiliate for display by a provider to identify the latter as a participating provider of the Controlled Affiliate, provided that the Controlled Affiliate may not use the names of any of its Controlling Plans on such signs unless the provider is located in a geographic area that is also contiguous to such Controlling Plan’s Service Area;

e.     advertising in publications or electronic media solely to persons for employment;

Amended as of June 19, 2014

EXHIBIT 4

f.
advertising in print, electronic or other media which serve, as a substantial market, the Region, provided that the Controlled Affiliate may not advertise outside its Region on the national broadcast and cable networks and that advertisements in national print media are limited to the smallest regional edition encompassing the Region, and provided further that any such advertising by the Controlled Affiliate may not reference the name of any of its Controlling Plans unless the respective Controlling Plan is authorized under paragraph 2 of this Exhibit 4 to advertise in such media;

g.
advertising by direct mail where the addressee's zip code plus 4 includes, at least in part, the Region, provided that such advertising by the Controlled Affiliate may not reference the name of any of its Controlling Plans unless the respective Controlling Plan is authorized under paragraph 2 of this Exhibit 4 to send direct mail to such zip code plus 4.

h.    [Intentionally left blank, pending review by the Inter-Plan Programs Committee of the applicability of the case management rule to such Controlled Affiliates.]

i.    contracting with a pharmacy management organization (“Pharmacy Intermediary”) to gain access to a national or regional pharmacy network to provide self-administered prescription drugs to deliver a pharmacy benefit for the Controlled Affiliate’s regional Medicare Advantage PPO or regional Medicare Part D Prescription Drug members enrolled under the Licensed Marks pursuant to such respective Controlled Affiliate License Agreements, provided, however, that the Pharmacy Intermediary may not use the Licensed Marks or Name in contracting with the pharmacy providers in such network;

j.    contracting with the corporate owner of a national or regional retail pharmacy chain to gain access to the pharmacies in the chain to provide self-administered prescription drugs to deliver a pharmacy benefit to the Controlled Affiliate’s regional Medicare Advantage PPO or regional Medicare Part D Prescription Drug members enrolled under the Licensed Marks pursuant to such respective

EXHIBIT 4

Controlled Affiliate License Agreements, provided that (1) the Controlled Affiliate may not contract directly with pharmacists or pharmacy stores outside the Region, and (2) neither the Controlled Affiliate’s name nor the Licensed Marks or Name may be posted or otherwise displayed at or by any pharmacy store outside the Region;
k.    contracting with a dental management organization (“Dental Intermediary”) to gain access to a national or regional dental network to deliver a routine dental benefit for the Controlled Affiliate’s regional Medicare Advantage PPO members enrolled under the Licensed Marks pursuant to such Controlled Affiliate License Agreement, provided, however, that the Dental Intermediary may not use the Licensed Marks or Name in contracting with the dental providers in such network;

l.
contracting with a vision management organization (“Vision Intermediary”) to gain access to a national or regional vision network to deliver a routine vision benefit for the Controlled Affiliate’s regional Medicare Advantage members enrolled under the Licensed Marks pursuant to such Controlled Affiliate License Agreement, provided, however, that the Vision Intermediary may not use the Licensed Marks or Name in contracting with the vision providers in such network;

m.    contracting with an independent clinical laboratory for analysis and clinical assessment of specimens that are collected within the Controlled Affiliate’s Region;
n.    contracting with a durable medical equipment or home medical equipment company for durable medical equipment and supplies and home medical equipment and supplies that are shipped to a location within the Controlled Affiliate’s Region;
o.    contracting with a specialty pharmaceutical company for non-routine biological therapeutics that are ordered by a health care professional located within the Region;

EXHIBIT 4

p.	contracting with a company that operates provider sites in the Region, provided that the contract is solely for services rendered at a site (e.g., hospital, mobile van) that is within the Region;
q.    contracting with a company that makes health care professionals available in the Region (e.g., traveling home health nurse), provided that the contract is solely for services rendered by health care professionals who are located within the Region.

4.
BCBSA shall retain the right to use the Licensed Marks in conjunction with the Federal Employee Program and with any other national offering made to federal employees pursuant to the Federal Employees Health Benefits Program (FEHBP), including the right to license such use to its vendors, but only in the following manner.

a.	the Licensed Marks may only be used by BCBSA with the term “Federal Employee Program”, “Federal”, “FEP”, or similar language identifying the program as a benefit program for federal employees;

b.	the Licensed Marks may not be used by BCBSA with the name(s) of a specific Plan or Plans and;

c.	any use by BCBSA in conjunction with a new national FEHBP program proposed after the enactment of this amendment will require the approval of the BCBSA Board of Directors.

Amended as of March 16, 2006

EXHIBIT 4

5.  Where required by applicable state or local law or regulation, a Plan or its licensed Controlled Affiliate may submit documents that contain the Brands to, and file forms that contain the Brands with, state or local regulators in a state not included in its Service Area, provided that it gives reasonable advance notice to the local Plan of its intent to submit such documents or file such forms.  Notwithstanding, in no event may a Plan or its licensed Controlled Affiliate use the Brands to register, or to obtain or maintain a license, a certificate of authority, or an equivalent document authorizing it to act as a risk-bearing entity or third party administrator in a state not included in its Service Area.  If the local Plan advises BCBSA that it believes its License Agreement has been or would be violated by any submission or filing, BCBSA shall determine whether such submission or filing is required by state or local law or regulation and violates the License Agreement, subject to the Plan’s or licensed Controlled Affiliate’s rights to obtain an independent review of such determination under Paragraph 9(a) and Exhibit 5 of its License Agreement or Paragraph 8 of the Controlled Affiliate License. For purposes of this paragraph, “local Plan” is defined as each Plan whose Service Area includes all or part of the state in which the foregoing applicable state or local law or regulation has been enacted.

Amended as of November 18, 2010

EXHIBIT 5

MEDIATION AND MANDATORY DISPUTE RESOLUTION (MMDR) RULES

The Blue Cross and Blue Shield Plans ("Plans") and the Blue Cross Blue Shield Association ("BCBSA") recognize and acknowledge that the Blue Cross and Blue Shield system is a unique nonprofit and for-profit system offering cost effective health care financing and services. The Plans and BCBSA desire to utilize Mediation and Mandatory Dispute Resolution (“MMDR”) to avoid expensive and time-consuming litigation that may otherwise occur in the federal and state judicial systems. Even MMDR should be viewed, however, as methods of last resort, all other procedures for dispute resolution having failed. Except as otherwise provided in the License Agreements, the Plans, their Controlled Affiliates and BCBSA agree to submit all disputes to MMDR pursuant to these Rules and in lieu of litigation.

1.    Initiation of Proceedings

A.    Pre-MMDR Efforts

Before filing a Complaint to invoke the MMDR process, the CEO of a complaining party, or his/her designated representative, shall undertake good faith efforts with the other side(s) to try to resolve any dispute.

B.    Complaint

To commence a proceeding, the complaining party (or parties) shall provide by certified mail, return receipt requested, a written Complaint to the BCBSA Corporate Secretary (which shall also constitute service on BCBSA if it is a respondent) and to any Plan(s) and/or Controlled Affiliate(s) named therein. The Complaint shall contain:

i.	identification of the complaining party (or parties) requesting the proceeding;

ii.	identification of the respondent(s);

iii.	identification of any other persons or entities who are interested in a resolution of the dispute;

iv.	a full statement describing the nature of the dispute;

v.	identification of all of the issues that are being submitted for resolution;

Amended as of November 21, 1996

EXHIBIT 5

vi.	the remedy sought;

vii.	a statement as to whether the complaining party (or parties) elect(s) first to pursue Mediation;

viii.	any request, if applicable, that the matter be handled on an expedited basis and the reasons therefor; and

ix.
a statement signed by the CEO of the complaining party affirming that the CEO has undertaken efforts, or has directed efforts to be undertaken, to resolve the dispute before resorting to the MMDR process.

The complaining party (or parties) shall file and serve with the Complaint copies of all documents which the party (or parties) intend(s) to offer at the Arbitration Hearing and a statement identifying the witnesses the party (or parties) intend(s) to present at the Hearing, along with a summary of each witness' expected testimony.

C.    Answer

Within twenty (20) days after receipt of the Complaint, each respondent shall serve on BCBSA and on the complaining party (or parties);

i.	a full Answer to the aforesaid Complaint;

ii.	a statement of any Counterclaims against the complaining party (or parties), providing with respect thereto the information specified in Paragraph 1.B., above;

iii.	a statement as to whether the respondent elects to first pursue Mediation; and

iv.	any request, if applicable, that the matter be handled on an expedited basis and the reasons therefor.

The respondent(s) shall file and serve with the Answer or by the date of the Initial Conference set forth in Paragraph 3.C., below, copies of all documents which the respondent(s) intend(s) to offer at the Arbitration Hearing and a statement identifying the witnesses the party (or parties) intend(s) to present at the Hearing, along with a summary of each witness' expected testimony.

Amended as of September 20, 2007

EXHIBIT 5

D.    Reply To Counterclaim

Within ten (10) days after receipt of any Counterclaim, the complaining party (or parties) shall serve on BCBSA and on the responding party (or parties), a Reply to the Counterclaim. Such Reply must provide the same information required by Paragraph 1.C., above.

2.    Mediation

To facilitate the mediation of disputes between or among BCBSA, the Plans and/or their Controlled Affiliates, the BCBSA Board has provided for Mediation under these Rules. Mediation may be pursued in lieu of or in an effort to obviate the Mandatory Dispute Resolution process, and all parties are strongly urged, but not required, to exhaust the mediation procedure provided for herein. In the event any party refuses to proceed with Mediation, the parties shall proceed immediately to Mandatory Dispute Resolution, as provided in Section 3.

A.    Selection of Mediators

If all parties agree to pursue Mediation, they shall promptly attempt to agree upon: (i) the number of mediators desired, not to exceed three mediators; and (ii) the selection of experienced mediator(s) from an independent entity to mediate all disputes set forth in the Complaint and Answer (and Counterclaim and Reply, if any). In the event the parties are unable to agree upon the selection or number of mediators, both within five (5) days of the service of the Answer or Reply to Counterclaim, whichever is later, the BCBSA Corporate Secretary shall immediately refer the matter to a nationally recognized professional ADR organization (such as CPR or JAMS) for mediation by a single mediator to be selected by the ADR organization.

B.    Binding Decision

Before the Mediation Hearing described below, the BCBSA Corporate Secretary shall contact the parties to determine whether they wish to be bound by any recommendation of the selected mediator(s) for resolution of the disputes. If all wish to be bound, the Corporate Secretary will send appropriate documentation to them for their signatures before the Mediation Hearing begins.

Amended as of September 20, 2007

EXHIBIT 5

C.    Mediation Procedure

The Mediator(s) shall apply the mediation procedures and processes provided for herein (not the rules of the ADR organization with which they are affiliated) and shall promptly advise the parties of a scheduled Mediation Hearing date. Unless a party requests an expedited procedure, or unless all parties to the proceeding agree to one or more extensions of time, the Mediation Hearing set forth below shall be completed within forty (40) days of BCBSA's receipt of the Complaint. The selected mediator(s), unless the parties otherwise agree, shall adhere to the following procedure:

i.	Each party must be represented by its CEO or other representative who has been delegated full authority to resolve the dispute. However, parties may send additional representatives as they see fit.

ii.
Each party will be given one-half hour to present its case, beginning with the complaining party (or parties), followed by the other party or parties. The parties are free to structure their presentations as they see fit, using oral statements or direct examination of witnesses. However, neither cross-examination nor questioning of opposing representatives will be permitted. At the close of each presentation, the selected mediator(s) will be given an opportunity to ask questions of the presenters and witnesses. All parties must be present throughout the Mediation Hearing. The selected mediator(s) may extend the time allowed for each party's presentation at the Mediation Hearing. The selected mediator(s) may meet in executive session, outside the presence of the parties, or may meet with the parties separately, to discuss the controversy.

iii.
After the close of the presentations, the parties will attempt to negotiate a settlement of the dispute. If the parties desire, the selected mediator(s), or any one or more of the selected mediators, will sit in on the negotiations.

Amended as of September 20, 2007

EXHIBIT 5

iv.
After the close of the presentations, the selected mediator(s) may meet privately to agree upon a recommendation for resolution of the dispute which would be submitted to the parties for their consideration and approval. If the parties have previously agreed to be bound by the results of this procedure, this recommendation shall be binding upon the parties.

v.
The purpose of the Mediation Hearing is to assist the parties to settle their grievances short of mandatory dispute resolution. As a result, the Mediation Hearing has been designed to be as informal as possible. Rules of evidence shall not apply. There will be no transcript of the proceedings, and no party may make a tape recording of the Mediation Hearing.

vi.
In order to facilitate a free and open discussion, the Mediation proceeding shall remain confidential. A "Stipulation to Confidentiality" which prohibits future use of settlement offers, all position papers or other statements furnished to the selected mediator(s), and decisions or recommendations in any Mediation proceeding shall be executed by each party.

vii.	Upon request of the selected mediator(s), or one of the parties, BCBSA staff may also submit documentation at any time during the proceedings.

D.    Notice of Termination of Mediation

If the Mediation cannot be completed within the prescribed or agreed time period due to the lack of cooperation of any party, as determined by the selected mediator(s), or if the Mediation does not result in a final resolution of all disputes at the Mediation Hearing or within ten (10) days after the Mediation Hearing, any party or any one of the selected mediators shall so notify the BCBSA Corporate Secretary, who shall promptly issue a Notice of Termination of Mediation to all parties, to the selected mediator(s), and to the MDR Administrator. Such notice shall serve to bring the Mediation to an end and to initiate Mandatory Dispute Resolution. Upon agreement of all parties and the mediator(s), the Mediation process may continue at the same time the MDR process is invoked. In such case, the Notice of Termination of Mediation described above serves to initiate the MDR proceeding, but does not terminate mediation proceedings, which may proceed simultaneous with the MDR proceeding.

Amended as of September 20, 2007

EXHIBIT 5

3.    Mandatory Dispute Resolution (MDR)

If any party elects not to first pursue Mediation, or if a Notice of Termination of Mediation is issued as set forth in Paragraph 2.D., above, then the unresolved disputes set forth in any Complaint and Answer (and Counterclaim and Reply, if any) shall be subject to mandatory binding arbitration (herein referred to as “MDR”).

A.    MDR Administrator

The Administrator for purposes of Mandatory Arbitration shall be an independent nationally recognized entity such as CPR or JAMS, specializing in alternative dispute resolution. In the event the parties pursued Mediation with CPR, JAMS or a similar organization, that organization also shall serve as the MDR Administrator, unless all parties notify the BCBSA Corporate Secretary in writing within two (2) days of receiving the Notice of Termination of Mediation that they wish to pursue MDR with another nationally recognized organization serving as MDR Administrator.

In the event the parties (i) did not pursue Mediation, (ii) pursued mediation with a Mediator not affiliated with an ADR organization that offers a panel of arbitrators, or (iii) all parties that pursued Mediation notified the BCBSA Corporate Secretary that they wish to have an MDR Administrator that is different from the organization with which their mediator was affiliated, they shall promptly attempt to agree on a nationally recognized ADR entity that supplies a panel of arbitrators. If they reach such agreement within five (5) days of the Notice of Termination of Mediation or receipt of the Answer or Reply to Counterclaim (whichever is later), the parties shall promptly inform the BCBSA Corporate Secretary of their agreed upon ADR organization. In the event the parties are unable to reach agreement on an MDR Administrator within that timeframe, the BCBSA Corporate Secretary shall immediately refer the matter to CPR, JAMS or a similar organization for MDR.

Any person who served as a Mediator shall not serve as an arbitrator for the same or similar dispute for purposes of MDR.

B.	Rules for MDR

The rules controlling all aspects of MDR shall be exclusively those provided for herein. The rules promulgated or otherwise used by the MDR Administrator organization shall not apply.

Amended as of September 20, 2007

EXHIBIT 5

C.    Initial Conference

Within seven (7) days after a Notice of Termination has issued or the matter has otherwise been referred to an MDR Administrator, or within five (5) days after the time for filing and serving the Answer or Reply to any Counterclaim (whichever is later) if the parties elect first not to mediate, the parties shall confer with the Administrator to discuss selecting a dispute resolution panel ("the Panel"). This conference (the “Initial Conference”) may be by telephone. The parties are encouraged to agree to the composition of the Panel and to present that agreement to the Administrator at the Initial Conference. If the parties do not agree on the composition of the Panel by the time of the Initial Conference, or by any extension thereof agreed to by all parties and the Administrator, then the Panel Selection Process set forth in subparagraph D, below, shall be followed.

D.    Panel Selection Process

The Administrator shall designate, prior to the Initial Conference, at least seven potential arbitrators. Each party shall be permitted to strike any designee for cause and the Administrator shall determine the sufficiency thereof in its sole discretion. The Administrator will designate a replacement for any designee so stricken. Each party shall then be permitted one peremptory strike from the list of designees. The Administrator shall set the dates for exercising all strikes, which shall be set to encourage the prompt selection of arbitrators.

After the parties exercise any designee strikes for cause and their peremptory strike against any designee of their choice, the parties shall each rank the remaining panel members in order of preference and provide the Administrator, without serving on any other party, their ranked list. The Administrator shall not disclose any party’s ranked list to members of the panel or to other parties.

From the remaining designees, and after considering opportunities to maximize, so far as possible, the collectively stated arbitrator preferences provided by the parties on their ranked lists, the Administrator shall select a three member Panel. The Panel Selection Process shall be completed no later than ten (10) days after the Initial Conference.

Each Arbitrator shall be compensated at his or her normal hourly rate or, in the absence of an established rate, at a reasonable hourly rate to be promptly fixed by the Administrator for all time spent in connection with the proceedings and shall be reimbursed for any travel and other reasonable expenses.

Amended as of September 20, 2007

EXHIBIT 5

E.    Duties Of The Arbitrators

The Panel shall promptly designate a Presiding Arbitrator for the purposes reflected below, but shall retain the power to review and modify any ruling or other action of said Presiding Arbitrator. Each Arbitrator shall be an independent Arbitrator, shall be governed by the Code of Ethics for Arbitrators in Commercial Disputes and shall at or prior to the commencement of any Arbitration Hearing take an oath to that effect. Each Arbitrator shall promptly disclose in writing to the Panel and to the parties any circumstances, whenever arising, that might cause doubt as to such Arbitrator's compliance, or ability to comply, with said Code of Ethics, and, absent resignation by such Arbitrator, the remaining Arbitrators shall determine in their sole discretion whether the circumstances so disclosed constitute grounds for disqualification and for replacement. With respect to such circumstances arising or coming to the attention of a party after an Arbitrator's selection, a party may likewise request the Arbitrator's resignation or a determination as to disqualification by the remaining Arbitrators. With respect to a sole Arbitrator, the determination as to disqualification shall be made by the Administrator.

There shall be no ex parte communication between the parties or their counsel and any member of the Panel.

F.    Panel's Jurisdiction And Authority

The Panel's jurisdiction and authority shall extend to all disputes between or among the Plans, their Controlled Affiliates, and/or BCBSA, except for those disputes excepted from these MMDR procedures as set forth in the License Agreements.

With the exception of punitive or treble damages, the Panel shall have full authority to award the relief it deems appropriate to resolve the parties' disputes, including monetary awards and injunctions, mandatory or prohibitory. The Panel has no authority to award punitive or treble damages except that the Panel may allocate or assess responsibility for punitive or treble damages assessed by another tribunal. Subject to the above limitations, the Panel may, by way of example, but not of limitation:

Amended as of September 20, 2007

EXHIBIT 5

i.
interpret or construe the meaning of any terms, phrase or provision in any license between BCBSA and a Plan or a Controlled Affiliate relating to the use of the BLUE CROSS® or BLUE SHIELD® service marks.

ii.
determine whether BCBSA, a Plan or a Controlled Affiliate has violated the terms or conditions of any license between the BCBSA and a Plan or a Controlled Affiliate relating to the use of the BLUE CROSS® or BLUE SHIELD® service marks.

iii.	decide challenges as to its own jurisdiction.

iv.	issue such orders for interim relief as it deems appropriate pending Hearing and Award in any Arbitration.

It is understood that the Panel is expected to resolve issues based on governing principles of law, preserving to the maximum extent legally possible the continued integrity of the Licensed Marks and the BLUE CROSS/BLUE SHIELD system. The Panel shall apply federal law to all issues which, if asserted in the United States District Court, would give rise to federal question jurisdiction, 28 U.S.C. § 1331. The Panel shall apply Illinois law to all issues involving interpretation, performance or construction of any License Agreement or Controlled Affiliate License Agreement unless the agreement otherwise provides. As to other issues, the Panel shall choose the applicable law based on conflicts of law principles of the State of Illinois.

G.    Administrative Conference

Within five (5) days of the Panel being selected, the Presiding Arbitrator shall confer with the parties and the other members of the Panel and shall schedule, in writing, a conference in which the parties and the Panel shall participate (the “Administrative Conference”). The Administrative Conference shall take place no later than fifteen (15) days after the Panel is selected. At the Administrative Conference the parties and the Panel shall discuss the scheduling of the Arbitration Hearing and any other matter appropriate to be considered, including but not limited to: any written discovery in the form of requests for production of documents or requests to admit facts; the identity of any witness whose deposition a party may desire and a showing of exceptional good cause for the taking of any such deposition; the desirability of bifurcation or other separation of the issues; the need for and the type of record of conferences and hearings, including the need for transcripts; the need for expert witnesses and

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how expert testimony should be presented; the appropriateness of motions to dismiss and/or for full or partial summary judgment; consideration of stipulations; the desirability of presenting any direct testimony in writing; and the necessity for any on-site inspection by the Panel. If the parties agree, the Administrative Conference may be by telephone.

H.    Discovery

i.
Requests for Production of Documents: All requests for the production of documents must be served no later than five (5) days after the date of the Initial Conference. Within twenty (20) days after receipt of a request for production of documents, a party shall (a) serve responses and objections to the request, (b) produce all responsive, non-privileged documents to the requesting party, and (c) to the extent any responsive documents are withheld on the grounds of attorney-client privilege or work product, produce a log identifying such documents in the manner specified in Fed. R. Civ. P. 26(b)(5). If, after reviewing a privilege log, the requesting party believes attorney-client privilege or work product protection was improperly claimed by the producing party with respect to any document, the requesting party may ask the Presiding Arbitrator to conduct an in-camera inspection of the same. With respect to documentary and other discovery produced in any MDR proceeding by BCBSA, the fact that a party’s CEO or other senior officers may serve on the BCBSA Board of Directors, BCBSA Board Committees or other BCBSA work groups, task forces and the like, shall not be a basis for defeating an otherwise valid claim of attorney-client privilege or work product protection over such documentary or other discovery materials by BCBSA.

ii. Requests for Admissions: Requests for Admissions may be served up to twenty-one (21) days prior to the discovery cut-off set by the Presiding Arbitrator. A party served with Requests For Admissions must respond within twenty (20) days of receipt of said request. The good faith use of and response to Requests for Admissions is encouraged, and the Panel shall have full discretion, with reference to the Federal Rules of Civil Procedure, in awarding appropriate sanctions with respect to abuse of the procedure.

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iii.
Depositions: As a general rule, the parties will not be permitted to take party or non-party deposition testimony for discovery purposes. The Presiding Arbitrator, in his or her sole discretion, shall have the authority to permit a party to take such deposition testimony upon a showing of exceptional good cause. The parties will be permitted to take de bene esse deposition testimony to the fullest extent permitted by law of any witness who cannot be compelled to testify at the Arbitration Hearing. No deposition, for discovery purposes or otherwise, shall exceed three (3) hours, excluding objections and colloquy of counsel. Depositions may be recorded in any manner recognized by the Federal Rules of Civil Procedure and the parties shall specify in each notice of deposition or request for permission to take deposition testimony the manner in which such deposition shall be recorded.

iv.
Expert witness(es): If a party intends to present the testimony of an expert witness during the oral hearing, it shall provide all other parties with a written statement setting forth the information required to be provided by Fed. R. Civ. P. 26(a)(2)

(B) ten (10) days prior to the discovery cut-off set by the Presiding Arbitrator. If a party intends to present the testimony of a rebuttal expert witness during the Arbitration Hearing, it shall provide all other parties with a written statement setting forth the information required to be provided by Fed. R. Civ. P. 26(a)(2)(B) within twenty (20) days after the date on which the written statement of the expert witness whose testimony is to be rebutted was produced.

v.
Discovery cut-off: The Presiding Arbitrator shall determine the date on which the discovery period will end, but the discovery period shall not exceed thirty (30) days from the date of the Administrative Conference without the agreement of all parties.

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vi.	Additional discovery: Any additional discovery will be at the discretion of the Presiding Arbitrator.

vii.
Discovery Disputes: Any discovery disputes shall be raised by motion to the Presiding Arbitrator, who is authorized to resolve all such disputes, and whose resolution will be binding on the parties unless modified by the Arbitration Panel. Prior to raising any discovery dispute with the Presiding Arbitrator, the parties shall meet and confer, telephonically or in person, in an attempt to resolve or narrow the dispute. If a party refuses to comply with a decision resolving a discovery dispute, the Panel, in keeping with Fed. R. Civ. P. 37, may refuse to allow that party to support or oppose designated claims or defenses, prohibit that party from introducing designated matters into evidence or, in extreme cases, decide an issue submitted for resolution adversely to that party.

viii.	Extensions: The time for responding to discovery requests may be extended by the Presiding Arbitrator for good and sufficient cause shown. Any request for such an extension shall be made in writing.

I.    Panel Suggested Settlement/Mediation

At any point during the proceedings, the Panel at the request of any party or on its own initiative, may suggest that the parties explore settlement and that they do so at or before the conclusion of the Arbitration Hearing, and the Panel shall give such assistance in settlement negotiations as the parties may request and the Panel may deem appropriate. Alternatively, the Panel may direct the parties to endeavor to mediate their disputes as provided above, or to explore a mini-trial proceeding, or to have an independent party render a neutral evaluation of the parties’ respective positions. The Panel shall enter such sanctions as it deems appropriate with respect to any party failing to pursue in good faith such Mediation or other alternate dispute resolution methods.

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J.    Subpoenas on Third Parties

Pursuant to, and consistent with, the Federal Arbitration Act, 9 U.S.C. § 9 et seq., and subject to Paragraph 3.G(iii) above, a party may request the issuance of a subpoena on any third party, including but not limited to any third party Blue Plan or any officer, employee or director of a third party Blue Plan, to compel deposition testimony or the production of documents, and, if good and sufficient cause is shown, the Panel shall issue such a subpoena.

K.    Arbitration Hearing

An Arbitration Hearing will be held within thirty (30) days after the Administrative Conference if no discovery is taken, or within thirty (30) days after the close of discovery, unless all parties and the Panel agree to extend the Arbitration Hearing date, or unless the parties agree in writing to waive the Arbitration Hearing. The parties may mutually agree on the location of the Arbitration Hearing. If the parties fail to agree, the Arbitration Hearing shall be held in Chicago, Illinois, or at such other location determined by the Presiding Arbitrator to be most convenient to the participants. The Panel will determine the date(s) and time(s) of the Arbitration Hearing(s) after consultation with all parties and shall provide reasonable notice thereof to all parties or their representatives.

L.    Arbitration Hearing Memoranda

Twenty (20) days prior to the Arbitration Hearing, each party shall submit to the other party (or parties) and to the Panel an Arbitration Hearing Memorandum which sets forth the applicable law and any argument as to any relevant issue. The Arbitration Hearing Memorandum will supplement, and not repeat, the allegations, information and documents contained in or with the Complaint, Answer, Counterclaim and Reply, if any. Ten (10) days prior to the Arbitration Hearing, each party shall submit to each other party a list of all expert and fact witnesses (but not including rebuttal fact witness) that such party intends to have testify at the Arbitration Hearing and a brief summary of the testimony each such witness is expected to give. In addition, no later than five (5) days prior to the Arbitration, each party may submit to each other party and to the Panel a Response Arbitration Hearing Memorandum which sets forth any response to another party's Arbitration Hearing Memorandum.

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M.    Notice For Testimony

Ten (10) days prior to the Arbitration Hearing, any party may serve a Notice on any other party (or parties) requesting the attendance at the Arbitration Hearing of any officer, employee or director of the other party (or parties) for the purpose of providing noncumulative testimony. If a party fails to produce one of its officers, employees or directors whose noncumulative testimony during the Arbitration Hearing is reasonably requested by an adverse party, the Panel may refuse to allow that party to support or oppose designated claims or defenses, prohibit that party from introducing designated matters into evidence or, in extreme cases, decide an issue submitted for mandatory dispute resolution adversely to that party; provided, however, that a party may refuse to produce a director to testify if, within two (2) days of receiving a notice requesting the attendance of such director at the Arbitration Hearing, the party agrees to make the director available for a de bene esse deposition at a mutually convenient time at any location within fifty (50) miles of the director’s primary residence chosen by the party requesting the director’s testimony. This Rule may not be used for the purpose of burdening or harassing any party, and the Presiding Arbitrator may impose such orders as are appropriate so as to prevent or remedy any such burden or harassment.

Pursuant to, and consistent with, the Federal Arbitration Act, 9 U.S.C. § 9 et seq., twenty (20) days or more prior to the Arbitration Hearing, a party may request the issuance of a subpoena on any third party, including but not limited to any third party Blue Plan, BCBSA or any officer, employee or director of a third party Blue Plan or BCBSA for the purpose of providing noncummulative testimony at the Arbitration Hearing, and, if good and sufficient cause is shown, the Panel shall issue such a subpoena; provided however, that a director of a third party Blue Plan or BCBSA may refuse to testify if, within two (2) days of receiving a subpoena requesting the attendance of such director at the Arbitration Hearing, the director agrees to make him/herself available for a de bene esse deposition at a mutually convenient time at any location within fifty (50) miles of the director’s primary residence chosen by the party requesting the director’s testimony. Each Blue Plan agrees to waive, on its own behalf and on behalf of its directors and officers, any objection it otherwise might have to any such subpoena based on service, venue or extraterritoriality.

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N.    Arbitration Hearing Procedures

i.
Attendance at Arbitration Hearing: Any person having a direct interest in the proceeding is entitled to attend the Arbitration Hearing. The Presiding Arbitrator shall otherwise have the power to require the exclusion of any witness, other than a party or other essential person, during the testimony of any other witness. It shall be discretionary with the Presiding Arbitrator to determine the propriety of the attendance of any other person.

ii.
Confidentiality: The Panel and all parties shall maintain the privacy of the Arbitration Proceeding. The parties and the Panel shall treat the Arbitration Hearing and any discovery or other proceedings or events related thereto, including any award resulting therefrom, as confidential except as otherwise necessary in connection with a judicial challenge to or enforcement of an award or unless otherwise required by law.

iii.
Stenographic Record: Any party, or if the parties do not object, the Panel, may request that a stenographic or other record be made of any Arbitration Hearing or portion thereof. The costs of the recording and/or of preparing the transcript shall be borne by the requesting party and by any party who receives a copy thereof. If the Panel requests a recording and/or a transcript, the costs thereof shall be borne equally by the parties.

iv.	Oaths: The Panel may require witnesses to testify under oath or affirmation administered by any duly qualified person and, if requested by any party, shall do so.

v.
Order of Arbitration Hearing: An Arbitration Hearing shall be opened by the recording of the date, time, and place of the Arbitration Hearing, and the presence of the Panel, the parties, and their representatives, if any. The Panel may, at the beginning of the Arbitration Hearing, ask for statements clarifying the issues involved.

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Unless otherwise agreed, the complaining party (or parties) shall then present evidence to support their claim(s). The respondent(s) shall then present evidence supporting their defenses and Counterclaims, if any. The complaining party (or parties) shall then present evidence supporting defenses to the Counterclaims, if any, and rebuttal.

Witnesses for each party shall submit to questions by adverse parties and/or the Panel.

The Panel has the discretion to vary these procedures, but shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.
vi. Evidence: The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the Panel may deem necessary to an understanding and resolution of the dispute. Unless good cause is shown, as determined by the Panel or agreed to by all other parties, no party shall be permitted to offer evidence at the Arbitration Hearing which was not disclosed prior to the Arbitration Hearing by that party. The Panel may receive and consider the evidence of witnesses by affidavit upon such terms as the Panel deems appropriate.

The Panel shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence, other than enforcement of the attorney-client privilege and the work product protection, shall not be necessary. The Federal Rules of Evidence shall be considered by the Panel in conducting the Arbitration Hearing but those rules shall not be controlling. All evidence shall be taken in the presence of the Panel and all of the parties, except where any party is in default or has waived the right to be present.

Settlement offers by any party in connection with Mediation or MDR proceedings, decisions or recommendations of the selected mediators, and a party's position papers or statements furnished to the selected mediators shall not be admissible evidence or considered by the Panel without the consent of all parties.

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vii.
Closing of Arbitration Hearing: The Presiding Arbitrator shall specifically inquire of all parties whether they have any further proofs to offer or witnesses to be heard. Upon receiving negative replies or if he or she is satisfied that the record is complete, the Presiding Arbitrator shall declare the Arbitration Hearing closed with an appropriate notation made on the record. Subject to being reopened as provided below, the time within which the Panel is required to make the award shall commence to run, in the absence of contrary agreement by the parties, upon the closing of the Arbitration Hearing.

With respect to complex disputes, the Panel may, in its sole discretion, defer the closing of the Arbitration Hearing for a period of up to thirty (30) days after the presentation of proofs in order to permit the parties to submit post-hearing briefs and argument, as the Panel deems appropriate, prior to making an award.

For good cause, the Arbitration Hearing may be reopened for up to thirty (30) days on the Panel's initiative, or upon application of a party, at any time before the award is made
O.    Awards

An Award must be in writing and shall be made promptly by the Panel and, unless otherwise agreed by the parties or specified by law, no later than thirty (30) days from the date of closing the Arbitration Hearing. If all parties so request, the Award shall contain findings of fact and conclusions of law. The Award, and all other rulings and determinations by the Panel, may be by a majority vote.

Parties shall accept as legal delivery of the Award the placing of the Award or a true copy thereof in the mail addressed to a party or its representative at its last known address or personal service of the Award on a party or its representative.

Awards are binding only on the parties to the Arbitration and are not binding on any non-parties to the Arbitration and may not be used or cited as precedent in any other proceeding.

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After the expiration of twenty (20) days from initial delivery, the Award (with corrections, if any) shall be final and binding on the parties, and the parties shall undertake to carry out the Award without delay.

Proceedings to confirm, modify or vacate an Award shall be conducted in conformity with and controlled by the Federal Arbitration Act. 9 U.S.C. § 1, et seq.

P.    Return of Documents

Within sixty (60) days after the Award and the conclusion of any judicial proceedings with respect thereto, each party and the Panel shall return any documents produced by any other party, including all copies thereof. If a party receives a discovery request in any other proceeding which would require it to produce any documents produced to it by any other party in a proceeding hereunder, it shall not produce such documents without first notifying the producing party and giving said party reasonable time to respond, if appropriate, to the discovery request.

4.    Miscellaneous

A.    Expedited Procedures

Any party to a Mediation may direct a request for an expedited Mediation Hearing to the Chairman of the Mediation Committee, to the selected Mediators, and to all other parties at any time. The Chairman of the Mediation Committee, or at his or her direction, the then selected Mediators, shall grant any request which is supported by good and sufficient reasons. If such a request is granted, the Mediation shall be completed within as short a period as practicable, as determined by the Chairman of the Mediation Committee or, at his or her direction, the then selected Mediators.

Any party to an Arbitration may direct a request for expedited proceedings to the Administrator, to the Panel, and to all other parties at any time. The Administrator, or the Presiding Arbitrator if the Panel has been selected, shall grant any such request which is supported by good and sufficient reasons. If such a request is granted, the Arbitration shall be completed within as short a time as practicable, as determined by the Administrator and/or the Presiding Arbitrator.

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B.    Temporary or Preliminary Injunctive Relief

Any party may seek temporary or preliminary injunctive relief with the filing of a Complaint or at any time thereafter. If such relief is sought prior to the time that an Arbitration Panel has been selected, then the Administrator shall select a single Arbitrator who is a lawyer who has no interest in the subject matter of the dispute, and no connection to any of the parties, to hear and determine the request for temporary or preliminary injunction. If such relief is sought after the time that an Arbitration Panel has been selected, then the Arbitration Panel will hear and determine the request. The request for temporary or preliminary injunctive relief will be determined with reference to the temporary or preliminary injunction standards set forth in Fed. R. Civ. P. 65.

C.    Defaults and Proceedings in the Absence of a Party

Whenever a party fails to comply with the MDR Rules in a manner deemed material by the Panel, the Panel shall fix a reasonable time for compliance and, if the party does not comply within said period, the Panel may enter an Order of default or afford such other relief as it deems appropriate. Arbitration may proceed in the event of a default or in the absence of any party who, after due notice, fails to be present or fails to obtain an extension. An Award shall not be made solely on the default or absence of a party, but the Panel shall require the party who is present to submit such evidence as the Panel may require for the making of findings, determinations, conclusions, and Awards.

D.    Notice

Each party shall be deemed to have consented that any papers, notices, or process necessary or proper for the initiation or continuation of a proceeding under these rules or for any court action in connection therewith may be served on a party by mail addressed to the party or its representative at its last known address or by personal service, in or outside the state where the MDR proceeding is to be held.

The Corporate Secretary and the parties may also use facsimile transmission, telex, telegram, or other written forms of electronic communication to give the notices required by these rules.

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E.    Expenses

The expenses of witnesses shall be paid by the party causing or requesting the appearance of such witnesses. All expenses of the MDR proceeding, including compensation, required travel and other reasonable expenses of the Panel, and the cost of any proof produced at the direct request of the Panel, shall be borne equally by the parties and shall be paid periodically on a timely basis, unless they agree otherwise or unless the Panel in the Award assesses such expenses, or any part thereof against any party (or parties). In exceptional cases, the Panel may award reasonable attorneys' fees as an item of expense, and the Panel shall promptly determine the amount of such fees based on affidavits or such other proofs as the Panel deems sufficient.

F.    Disqualification or Disability of A Panel Member

In the event that any Arbitrator of a Panel with more than one Arbitrator should become disqualified, resign, die, or refuse or be unable to perform or discharge his or her duties after the commencement of MDR but prior to the rendition of an Award, and the parties are unable to agree upon a replacement, the remaining Panel member(s):

i.	shall designate a replacement, subject to the right of any party to challenge such replacement for cause.

ii.	shall decide the extent to which previously held hearings shall be repeated.

If the remaining Panel members consider the proceedings to have progressed to a stage as to make replacement impracticable, the parties may agree, as an alternative to the recommencement of the Mandatory Dispute Resolution process, to resolution of the dispute by the remaining Panel members.

In the event that a single Arbitrator should become disqualified, resign, die, or refuse or be unable to perform or discharge his or her duties after the commencement of MDR but prior to the rendition of an Award, and the parties are unable to agree upon a replacement, the Administrator shall appoint a successor, subject to the right of any party to challenge such successor for cause, and the successor shall decide the extent to which previously held proceedings shall be repeated.

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G.    Extensions of Time

Subject to the provisions of Paragraph 3.H.(viii.), any time limit set forth in these Rules may be extended upon agreement of the parties and approval of: (1) the Mediator if the proceeding is then in Mediation; (2) the Administrator if the proceeding is in Arbitration, but no Arbitration Panel has been selected; or (3) the Arbitration Panel, if the proceeding is in Arbitration and the Arbitration Panel has been selected.

H.    Intervention

The Plans, their Controlled Affiliates, and BCBSA, to the extent subject to MMDR pursuant to their License Agreements, shall have the right to move to intervene in any pending Arbitration. A written motion for intervention shall be made to: (1) the Administrator, if the proceeding is in Arbitration, but no Arbitration Panel has been selected; or (2) the Arbitration Panel, if the proceeding is in Arbitration and the Arbitration Panel has been selected. The written motion for intervention shall be delivered to the BCBSA Corporate Secretary (which shall also constitute service on the BCBSA if it is a respondent) and to any Plan(s) and/or Controlled Affiliate(s) which are parties to the proceeding. Any party to the proceeding can submit written objections to the motion to intervene. The motion for intervention shall be granted upon good cause shown. Intervention also may be allowed by stipulation of the parties to the Arbitration proceeding. Intervention shall be allowed upon such terms as the Arbitration Panel decides.

I.    BCBSA Assistance in Resolution of Disputes

The resources and personnel of the BCBSA may be requested by any member Plan at any time to try to resolve disputes with another Plan.

J.    Neutral Evaluation

The parties can voluntarily agree at any time to have an independent party render a neutral evaluation of the parties’ respective positions.

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K.    Recovery of Attorney Fees and Expenses

i.	Motions to Compel

Nothwithstanding any other provisions of these Rules, any Party subject to the License Agreements (for purposes of this Section K and all of its sub-sections only hereinafter referred to collectively and individually as a “Party”) that initiates a court action or administrative proceeding solely to compel adherence to these Rules shall not be determined to have violated these Rules by initiating such action or proceeding.

ii	Recovery of Fees, Expenses and Costs

The Arbitration Panel may, in its sole discretion, award a Party its reasonable attorneys’ fees, expenses and costs associated with a filing to compel adherence to these Rules and/or reasonable attorneys’ fees, expenses and costs incurred in responding to an action filed in violation of these Rules; provided, however, that neither fees, expenses, nor costs shall be awarded by the Arbitration Panel if the Party from which the award is sought can demonstrate to the Arbitration panel, in its sole discretion, that it did not violate these Rules or that it had reasonable grounds for believing that its action did not violate these Rules.

iii	Requests for Reimbursement

For purposes of this Section K, any Party may request reimbursement of fees, expenses and/or costs by submitting said request in writing to the Arbitration Panel at any time before an award is delivered pursuant Paragraph to 3.O above with a copy to the Party from which reimbursement is sought, explaining why it is entitled to such reimbursement. The Party from which reimbursement is sought shall have twenty (20) days to submit a response to such request to the Arbitration Panel with a copy to the Party seeking reimbursement.

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L.    Calculation of Time and Deadlines

In computing any period of time prescribed or allowed under these rules, the day of the act or event from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a Sunday, or a legal holiday, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed is less than six (6) days, intermediate Saturdays, Sundays and legal holidays shall be excluded in the computation. As used in this rule, “legal holiday” includes New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day and any other day appointed as a holiday by the President or the Congress of the United States.

Amended as of September 20, 2007